Exhibit 10.3

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of May 23, 2019, and is made by and between Square, Inc., a Delaware corporation (“Sublessor”), and Reddit, Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that Hudson 1455 Market Street, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, are parties to that certain lease, dated as of October 17, 2012 (“Original Lease”), as amended by that certain First Amendment to Office Lease dated March 22, 2013, that certain Second Amendment to Office Lease dated January 22, 2014, that certain Third Amendment to Office Lease dated June 6, 2014, that certain Fourth Amendment to Office Lease dated February I, 2015, that certain Fifth Amendment to Office Lease dated April 27, 2015, that certain Sixth Amendment to Office Lease dated June 18, 2015, that certain Seventh Amendment to Office Lease dated October 5, 2016 (the “Seventh Amendment”), that certain Eighth Amendment to Office Lease dated October 6, 2016, that certain Ninth Amendment to Office Lease dated December 19, 2017, that certain Tenth Amendment to Office Lease dated May 17, 2018 (the “Tenth Amendment”) and that certain Eleventh Amendment to Office Lease dated June 25, 2018 (as amended, the “Master Lease”), with respect to premises consisting of approximately 469,056 square feet of space, located at 1455 Market Street, San Francisco, California (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.

2. Premises: Subject to the terms below, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 78,031 rentable square feet of space comprising the entire 16th, 17th and 20th floors of the building located at 1455 Market Street, San Francisco, California (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B attached hereto.

3. Term:

A. The term (the “Term”) of this Sublease shall be for the period commencing on the one hundred and twentieth (120th) day following the date of delivery to Sublessee of the Subleased Premises in the Delivery Condition (as defined below) (the “Commencement Date”) and ending on September 27, 2023 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. As used herein, “Delivery Condition” shall mean vacant and broom clean. In addition, the terms of the last two (2) sentences of Section 5.1 of the Tenth Amendment, as incorporated herein, shall apply as to the delivery of the Subleased Premises. The anticipated date of delivery of the Subleased Premises to Sublessee in Delivery Condition is the first business day immediately following the parties’ receipt of the Master Lessor’s Consent (as defined in Paragraph 21 below) (the “Anticipated Delivery Date”). For purposes of this paragraph, Master Lessor’s Consent shall be deemed to have been given as of the date when Master Lessor’s consent to this Sublease has been fully executed and delivered by Master Lessor, Sublessor and Sublessee. Promptly following the Commencement Date, Sublessor and Sublessee shall enter into a Confirmation of Commencement Date Agreement substantially in the form of Exhibit C attached hereto confirming the Commencement Date.

B. Sublessor shall permit Sublessee to enter the Subleased Premises commencing on the date of delivery to Sublessee of the Subleased Premises in accordance with Paragraph 3.A above solely for the purpose of preparing the Subleased Premises for occupancy and not for the purpose of conducting business therein, provided (i) Sublessee has delivered to Sublessor the Security Deposit (as defined below) and first month’s Base Rent (as defined below) as required under Paragraphs 4 and 5 below and (ii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease. Such occupancy shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent (as defined below) and shall not advance the Expiration Date of this Sublease.

4. Rent:

A. Base Rent. Commencing on the Commencement Date, Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the amounts per month set forth below (“Base Rent”). Base Rent and Additional Rent (as defined in Paragraph 4.B below), shall be paid on or before the first (1st) day of each calendar month during the Term thereafter except as otherwise provided in Paragraph 4.B below.

Period During Term	Base Rent per Month
Commencement Date to Month 12	$526,709.25
Months 13 to 24	$542,510.53
Months 25 to 36	$558,785.84
Months 37 to 48	$575,549.42
Months 49 to Expiration Date	$592,815.90

As used in the chart above, “Months” shall refer to full calendar months during the Term. If the Term commences or ends on a day other than the first (1st) day of a calendar month, then the Base Rent and Additional Rent for the month in which the Term of this Sublease commences or ends shall be prorated (and paid at the beginning of such month) by the number of days this Sublease is in effect during such month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement except as otherwise set forth herein, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 1455 Market Street, Suite 600, San Francisco, CA 94103, Attention: Accounting Department or, at Sublessee’s election, by wire transfer per instructions that Sublessor will provide Sublessee upon request, as such address or instructions may be updated by Sublessor from time to time by delivering not less than ten (10) business days written notice thereof to Sublessee.

B. Direct Expenses.

(1) Sublessee’s Share. Sublessee shall pay to Sublessor Sublessee’s Share (as defined below) of “Tenant’s Share” of “Direct Expenses” (as defined in Section 4.2 of the Master Lease) during the Term in excess of Tenant’s Share of Direct Expenses due and payable during the calendar year 2019. Sublessee shall pay Sublessee’s Share of Direct Expenses to Sublessor for the same periods and in the same manner as the Base Rent; provided, however, Sublessee shall not be required to pay any increases in Direct Expenses during the first three hundred sixty-five (365) days after the Commencement Date. Sublessor has provided Sublessee with an estimate of the monthly Direct Expenses for the Building in an amount equal to $1.21 per rentable square foot and shall promptly provide to Sublessee copies of all updated and new statements from Master Lessor. Sublessee shall receive a credit against Rent next due under this Sublease in the amount of any credit, reimbursement or refund received by Sublessor from Master Lessor pursuant to the Master Lease for the overpayment of any Direct Expenses or other charges payable by Sublessee pursuant to this Sublease to the extent allocable to the Subleased Premises and actually paid by Sublessee. If Sublessor exercises its audit right under Section 4.6 of the Master Lease, Sublessor shall share the results thereof with Sublessee to the extent permitted under the Master Lease or by Master Lessor. In addition, if Sublessor has subleased substantially all of the Premises to Sublessee and/or other third parties, upon written request by Sublessee, Sublessor shall exercise its audit right contained in Section 4.6 of the Master Lease pursuant to and in accordance with the terms thereof, provided that (i) Sublessee is not in default under this Sublease at the time of such request and (ii) Sublessee shall be responsible for all costs and expenses incurred by Sublessor in exercising such audit right and performing any such related audit. Notwithstanding anything herein to the contrary, the Direct Expenses payable by Sublessee hereunder shall not include any amounts payable by Sublessor as a result of a breach of the Master Lease by Sublessor.

(2) Additional Rent. All amounts payable by Sublessee hereunder other than Base Rent shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Notwithstanding the foregoing, (i) Sublessee shall pay for electricity as provided in Section 6.1.2 of the Master Lease and all other utilities in full to the extent provided to the Subleased Premises, (ii) Sublessee shall provide its own janitorial service to the Subleased Premises as provided in the Master Lease and (iii) in the event any cost or expense is incurred under the Master Lease for Sublessee’s sole benefit or as a result of Sublessee’s request for certain services (not required by the Master Lease or this Sublease to be provided at no additional cost), Sublessee shall pay the entire cost thereof.

C. Payment of First Month’s Rent. On the Anticipated Delivery Date, Sublessee shall pay to Sublessor the sum of Five Hundred Twenty-Six Thousand Seven Hundred Nine and 25/100 Dollars ($526,709.25), which shall constitute Base Rent for the first month of the Term.

5. Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Three Million One Hundred Sixty Thousand Two Hundred Fifty-Five and 50/100 Dollars ($3,160,255.50) (the “Security Deposit”), in cash or, at Sublessee’s sole option, an irrevocable standby letter of credit (the “Letter of Credit”) from an issuer reasonably acceptable to Sublessor in a form reasonably acceptable to Sublessor, in such amount, as security for the performance by Sublessee of the terms and conditions of this Sublease. Sublessor hereby approves of Silicon Valley Bank as the issuing bank for any letter of credit delivered pursuant to this Paragraph. The Security Deposit shall be held and applied in accordance with the terms of Section 22 of the Master Lease, as incorporated herein. The Letter of Credit, as applicable, shall be held and subject to the terms of Article 21 of the Master Lease, as incorporated herein (excluding however, Section 21.8).

6. Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is September 27, 2023 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises upon the Expiration Date or earlier termination of this Sublease in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16 of the Master Lease. Notwithstanding the foregoing, if Sublessee and Master Lessor have entered into a direct lease with respect to the Subleased Premises, with a commencement date immediately following the Expiration Date, and Master Lessor agrees to consider Sublessor to have fully satisfied its surrender obligations under the Master Lease with respect to the Subleased Premises, Sublessee may remain in the Subleased Premises covered by such direct lease and, in such event, the provisions of this Paragraph 6 shall not apply.

7. Repairs: The parties acknowledge and agree that, subject to Sublessor’s obligation to deliver the Subleased Premises in Delivery Condition, Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

8. Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor (not to be unreasonably withheld, conditioned or delayed, and which consent shall not be required for Transfers to Permitted Transferees, as described in Section 14.8 of the Master Lease, as incorporated herein) and Master Lessor. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Article 14 of the Master Lease as incorporated herein.

9. Use: Sublessee may use the Subleased Premises only for general office use, software research and development, and showers, a kitchen (which may include a catering kitchen) and eating area for its employees, subject to Master Lessor’s consent. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor.

10. Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may, subject to the terms of this Sublease, occur at any time during the Term hereof in Sublessor’s sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder to the extent first arising after such assignment, transfer or termination, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder, provided that such transferee shall have assumed in writing all such covenants and obligations and a copy of such assumption document shall be provided to Sublessee. Sublessor shall transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

11. Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on the date set forth in Paragraph 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage except as provided herein; provided, however, that the Commencement Date shall not occur until the date set forth in Paragraph 3.A. Notwithstanding the foregoing, if Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date that is ten (10) days after the Anticipated Delivery Date (the “Outside Delivery Date”), Sublessee shall receive one (1) day of abatement of Base Rent (to be applied as of the Commencement Date) for each day beyond the Outside Delivery Date until Sublessor delivers possession of the Subleased Premises to Sublessee in Delivery Condition. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto except as expressly provided in this Sublease. Notwithstanding the foregoing, in the event the provisions of Section 5.2 of the Tenth Amendment with respect to Master Lessor’s work or action as described therein become applicable to the Subleased Premises, then the Base Rent, Sublessee’s Share of Direct Expenses, and Sublessee’s obligation to pay for parking shall be abated or reduced in accordance with Section 5.2 of the Tenth Amendment, as incorporated herein.

12. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease and the Tenant Work Letter (as defined below), as incorporated herein. Sublessee shall be entitled to receive and use the “Tenant Improvement Allowance” in the amount of Forty-Two Dollars ($42) per rentable square foot of the Subleased Premises as provided in and subject to the terms of that certain Tenant Work Letter attached as Exhibit B to the Tenth Amendment (to the extent incorporated herein by reference) (the “Tenant Work Letter”). For purposes of Sublessee’s Tenant Improvements, as defined in and to be performed pursuant to the Tenant Work Letter, Sublessee’s representative with respect to the matters set forth in such Tenant Work Letter, who shall have full authority and responsibility to act on behalf of Sublessee as required in such Tenant Work Letter, shall be: Michelle Lozzi. Subject to Master Lessor’s consent, Sublessee may use the Tenant Improvement Allowance to install, among other amenities, a kitchen area in accordance with the “Final Space Plan” (as defined in the Tenant Work Letter). Sublessor shall cooperate with Sublessee to obtain the agreement of Master Lessor in Master Lessor’s Consent to make payments of the Tenant Improvement Allowance directly to Sublessee and, if Master Lessor does not agree to make payments of the Tenant Improvement Allowance directly to Sublessee, Sublessor shall promptly request such payments from Master Lessor and forward all payments of the Tenant Improvement Allowance from Master Lessor to Sublessee promptly upon receipt. The parties agree that in the event either Master Lessor or Sublessor, as the case may be, fails to disburse the Tenant Improvement Allowance to Sublessee in accordance with the terms of Section 2.2 of the Tenant Work Letter or the preceding sentence of this Paragraph 12, as applicable, Sublessee’s right to offset any undisbursed amounts shall apply to Rent payable by Sublessee hereunder, pursuant to the terms of Section 2.4 of the Tenant Work Letter, as incorporated herein.

13. Insurance; Indemnity: Sublessee shall obtain and keep in full force and effect, at Sublessee’ s sole cost and expense, during the Term the insurance required of “Tenant” under Section 10 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Master Lease, as incorporated herein, shall be binding on the parties. In addition to the release and indemnity in Sections 10.1 and 10.5 of the Master Lease, which apply as to Sublessor and Sublessee, as incorporated herein, Sublessor and Sublessee shall indemnify, defend, protect and hold harmless the other for any loss, cost, damage, expense and liability arising from Sublessor’s or Sublessee’s violation of the Master Lease, as the case may be, where such violation is not due to the acts or omissions of the indemnified party or its agents, employees, contractors, licensees or invitees (provided Sublessee shall not be considered Sublessor’s agent, contractor, licensee or invitee).

14. Default: Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits any act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable notice and/or grace periods provided in the Master Lease as modified, if at all, by the provisions of this Sublease.

15. Remedies: In the event of any default by Sublessee beyond any applicable notice and cure period, Sublessor shall have all remedies provided pursuant to Sections 19.2-19.4 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

16. Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease. Notwithstanding the foregoing, in no event shall Sublessee be required to remove Sublessee’s Tenant Improvements or subsequent alterations upon surrender of the Subleased Premises as long as such improvements and alterations are completed in accordance with the Tenant Work Letter and the Master Lease and Master Lessor agrees in writing that the same do not need to be restored by Sublessor or Sublessee. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs to Master Lessor as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition.

17. Broker: Each of Sublessor and Sublessee represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen other than Jones Lang LaSalle, representing Sublessor, and CBRE, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

18. Notices: Unless at least five (5) business days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) emailed to Sublessor or Sublessee, as applicable, as set forth below such party’s signature at the end of this Sublease (if provided); and (b) personally delivered or properly addressed and submitted to an overnight courier service, charges prepaid, or deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon the later of (i) receipt of the email and (ii) receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

19. Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Sublessor hereby makes the asbestos disclosure set forth in Section 29.36 and Exhibit M of the Master Lease. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party has signed and delivered to the other party at least one counterpart, even though no single counterpart contains the signatures of all parties hereto. Signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Sublease, and Sublessor and Sublessee intend to be bound by the signatures on e-mailed document, are aware that the other party will rely on the e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Sublease based on such e-mailed signatures.

20. Other Sublease Terms:

A. Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease” and each reference in such incorporated sections to “Lease Term” shall be deemed a reference to the “Term” hereunder; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises” and each reference to the “Rent Commencement Date” shall be to the “Commencement Date” of this Sublease; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s commercially reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor; provided, however, Sublessor’s consent with respect to any improvement or alteration must be provided or withheld within the period set forth in the Master Lease and shall be deemed given if Sublessor does not respond within such time period, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; provided, that in the event that Sublessee is required to obtain the consent of Master Lessor pursuant to the terms of the Master Lease or this Sublease, Sublessor shall promptly, upon Sublessee’s request, make commercially reasonable efforts (without requiring Sublessor to expend more than a nominal sum) to obtain such consent from Master Lessor, at no cost to Sublessor, and Sublessee hereby agrees to pay any costs and expenses charged by Master Lessor in accordance with the Master Lease, for granting such consent; (vii) in any case where the “Landlord” reserves or is granted the right to inspect, repair, or enter the Premises or any areas beneath, above or adjacent thereto or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) in the event Sublessee makes a request that requires the consent and review of Master Lessor, Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor; (xii) Sublessee shall be fully responsible for paying the “Transfer Premium” payable to Master Lessor under the Master Lease due to future Transfers by Sublessee, and thereafter, the “Transfer Premium” under Section 14.3 of the Master Lease, as incorporated herein, shall be shared on a 50/50 basis between Sublessor and Sublessee; (xiii) Sublessor’s obligations under Section 4 are limited to forwarding statements and refunds provided by Master Lessor; (xiv) as determined in accordance with Paragraph 4 above, Sublessee’s Share shall mean 16.64% of the Premises, which is based upon the ratio that the Subleased Premises, as the same may change from time, bears to the Premises, as the same may change from time to time; and (xv) for purposes of Sections 4.1, 4.2 and 4.4, the Base Year shall mean 2019.

(1) Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Preamble, Summary of Basic Lease Information (except the definition of Building), Sections 1.1.4, 1.1.5, 1.2 (except for the first sentence), 1.3 through 2.5.2, 3 (except for the last two sentences), 4.2.4 (the penultimate sentence), 4.6, 5.1, 5.4.1, 5.4.2, 5.4.3, 6.2 (the last sentence), 6.8 (after the third sentence), 18 (only the first sentence after “Superior Holders” and the last sentence), 21.8, 23.2, 23.5, 23.7 (the reference to no charge), 23.8, 27.2, 28 (the first two sentences only), 29.18, 29.24 and 29.37, Exhibits A-C, G-J, L, N, 0 and Q and the amendments to the Master Lease, except Section 1 (excluding the first clause of the first sentence and Section 1.4) of the Seventh Amendment and Section 5.1 and 5.2 and Exhibit B (except Section 1.1) and Schedule I of the Tenth Amendment.

(2) In addition, notwithstanding subpart 20.A(iii) above,

(a) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 1.1.3, 4.2.3, 4.2.4, 4.2.5.3, 4.3, 4.4, 4.5.2, 5.3 (the last two sentences), 6.1, 6.2, 6.4, 6.7, 6.8, 7, 10.7, 11.1 (except the first sentence), 11.2, 13, 19.5.2, 24 (last two sentences only), 28, 29.5, 29.13 (the first sentence), 29.26, 29.29, 29.30 (except the first sentence), 29.33.1, 29.33.2 and 29.35 of the Original Lease, Section 1.2 of the Seventh Amendment, Sections 5.1 (the last reference) and 5.2 of the Tenth Amendment and Sections 1.2, 1.3 (except the last two sentences), 2.1 (except the last sentence after the first semicolon), 2.2, 2.3, 2.4, 3.1 (the second sentence), 4.2.1 (after the first sentence), 4.2.2.1 and 4.2.2.4.2 of Exhibit B to the Tenth Amendment (provided Sublessee shall provide to Sublessor copies of all deliveries to Master Lessor); and

(b) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 4.5.1, 9, 10.2, 10.4, 24 (lines 13 and 20) and 26.2, the first paragraph of Section 1 of the Seventh Amendment and Sections 1.3 (the last two sentences), 2.1 (the last sentence after the first semicolon), 4.2.1 (the first sentence), 4.2.2.3, 4.2.2.4.3, 4.2.5 and 5.5 of Exhibit B of the Tenth Amendment;

(3) Further, notwithstanding the foregoing,

(A) references to the Permitted Use shall mean the use described in Paragraph 9 above;

(B) the reference in Section 4.5.3 to “this Lease” shall mean this Sublease and the Master Lease, as to the Subleased Premises;

(C) the reference to “Tenant” in Section 10.7 shall refer to Master Lessor;

(D) the reference in Section 28 to thirty (30) days shall be to forty (40) days;

(E) references to Exhibit A shall mean to Exhibit A of this Sublease;

(F) under Sections 5.1 and 5.2 of Exhibit B to the Tenth Amendment, Sublessor’s representative shall be Branden Willis and Michelle Lozzi shall be Sublessee’s representative;

(G) except for the references to Sections 5.1 and 5.2 and Exhibit B of the Tenth Amendment, and to the Tenant Work Letter (as defined above), no references to Exhibit B to the Original Lease or the Tenant Work Letter attached to the Original Lease shall be incorporated; and

(H) unless otherwise referenced herein, all references to Section numbers and/or Exhibits of the Master Lease shall be deemed to refer to the Section and/or Exhibit of the Original Lease.

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

C. Representations; Sublessor’s Obligations. Sublessor represents and warrants to Sublessee that: (i) Exhibit A to this Sublease is a true, correct and complete copy of the Master Lease and the Master Lease has not been amended or modified, except as reflected on Exhibit A; (ii) the Master Lease is in full force and effect and has not been assigned by Sublessor and the Subleased Premises has not been sublet by Sublessor; (iii) Sublessor has received no written notice of any default under the Master Lease; (iv) to Sublessor’s knowledge, Sublessor is not in default or breach of any of the provisions of the Master Lease; (v) to Sublessor’s knowledge, Master Lessor is not in default or breach of any provisions of the Master Lease; and (vi) no portion of the Tenant Improvement Allowance under the Tenant Work Letter has been requested by Sublessor or paid by Master Lessor to Sublessor as of the date hereof and Sublessor shall not request or receive any portion of the Tenant Improvement Allowance at any time after the date hereof unless so directed in writing by Sublessee, and the right to use the Tenant Allowance remains in full force and effect. Sublessor shall perform all of its covenants and obligations under the Master Lease that do not require for their performance possession of the Subleased Premises and that are not otherwise to be performed by Sublessee under this Sublease on behalf of Sublessor to the extent that Sublessor’s failure to perform would adversely affect Sublessee’s use or occupancy of the Subleased Premises. Subject to the terms of Paragraph 22 below, Sublessor shall not agree to any amendment or modification of the Master Lease that adversely affects Sublessee’s occupancy of and/or access to the Subleased Premises, unless Sublessor first obtains Sublessee’s written approval of such amendment or modification. Sublessor shall promptly deliver to Sublessor copies of any default notices it sends to or receives from Master Lessor or any other notices it receives from Master Lessor that could reasonably be expected to materially affect Sublessee’s use of the Subleased Premises.

D. Master Lessor’s Default. If Master Lessor shall default in any of its obligations to Sublessor with respect to the Subleased Premises, Sublessor shall use commercially reasonable efforts to cause Master Lessor to perform and observe such obligations, without being obligated to expend more than a nominal sum.

E. Abatements Under Master Lease. If Sublessor actually receives under the Master Lease an abatement of Rent as to the Subleased Premises or any portion thereof (for a period after the Commencement Date) resulting from any, casualty, condemnation or interruption of services (including pursuant to Section 19.5.2 of the Original Lease) or default by Master Lessor, then Sublessee shall be entitled to receive from Sublessor a proportionate share of such abatement.

21. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor to this Sublease (“Master Lessor’s Consent”) in a form and substance reasonably approved by Sublessor and Sublessee. If Sublessor fails to obtain Master Lessor’s Consent within thirty-five (35) days after the mutual execution of this Sublease by Sublessor and Sublessee, then thereafter Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and in such event neither party shall have any obligations to the other party under this Sublease except Sublessor shall return the Security Deposit to Sublessee. Sublessor shall use commercially reasonable efforts to cause Master Lessor to consent to this Sublease. The parties acknowledge that Sublessee shall request Master Lessor to consent in Master Lessor’s Consent to (a) allow Sublessee to be paid the TI Allowance directly by Master Lessor, and (b) recognize Sublessee, in a form mutually agreed upon by Sublessee and Master Lessor, as Master Lessor’s direct subtenant on the terms and conditions of this Sublease in the event the Master Lease or Sublessor’s right to possession of the Subleased Premises thereunder terminates prior to the Expiration Date for any reason other than Sublessee’s violation of this Sublease or the Master Lease; provided, however, Sublessee may not condition its approval of Master Lessor’s Consent on receipt thereof. Subject to Master Lessor’s approval and agreement that such option rights will still be valid as to the remainder of the Premises on the terms set forth in Section 2.2 of the Master Lease, Sublessor will agree to waive its option rights set forth in Section 2.2 of the Master Lease with respect to the Subleased Premises in Master Lessor’s Consent; provided, however, Sublessee may not condition its approval of Master Lessor’s Consent on receipt of such approval and agreement by Master Lessor.

22. Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Articles 11, 13 and 14. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such unilateral rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor. Notwithstanding the foregoing, Sublessor shall not exercise any termination rights under the Master Lease with respect to the Subleased Premises, except in the event of a casualty or condemnation, or otherwise voluntarily agree to terminate the Master Lease without the prior written consent of Sublessee so long as no monetary or material non-monetary default by Sublessee beyond applicable notice and cure periods exists, unless Master Lessor or a successor tenant agrees to permit Sublessee to occupy the Subleased Premises for the remainder of the Term on substantially the same terms as are set forth herein.

23. Inducement Recapture: Any agreement for free or abated rent or other charges, or for the giving or paying by Sublessor to or for Sublessee of any cash or other bonus, inducement or consideration for Sublessee’s entering into this Sublease, including early access, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Sublessee’s full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon a default by Sublessee beyond applicable notice and cure periods, any such Inducement Provision shall automatically be deemed deleted from this Sublease and no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Sublessor under such an Inducement Provision shall be immediately due and payable by Sublessee to Sublessor, notwithstanding any subsequent cure of said default by Sublessee.

24. Signage; Security: Subject to receipt of consent by Master Lessor, and to the extent permitted by Master Lessor in accordance with the terms of the Master Lease, Sublessee may have its name entered on a line on the Building lobby directory and install identification signage in the elevator lobbies of the floors in which the Subleased Premises are located. In addition, only so long as such signage does not decrease Sublessor’s signage rights in the Building lobby, subject to receipt of consent by Master Lessor and Sublessor, Sublessee may install its name and/or logo in the podium ground floor lobby, subject to the terms of Section 23.3 of the Master Lease. Sublessor shall reasonably cooperate with Sublessee to obtain the consent of Master Lessor to Sublessee’s signage for the Subleased Premises, the Building lobby and directory, and the podium ground floor lobby. Subject to receipt of Master Lessor’s consent, Sublessee shall have the right to the same security controls as Sublessor set forth in the Master Lease, as incorporated herein, including, without limitation, in Section 6.1.8 of the Master Lease. Sublessor shall reasonably cooperate with Sublessee to obtain the consent of Master Lessor to provide such security controls.

25. Parking; Bicycle Parking:

A. Vehicle Parking. Subject to receipt of consent by Master Lessor, Sublessee shall have the right to rent, commencing on the Commencement Date, three (3) unreserved parking spaces in the Property parking facility for each full floor of the Building that comprises the Subleased Premises (as the same may be expanded pursuant to this Sublease). Sublessee shall pay to Sublessor for automobile parking passes on a monthly basis the prevailing rate for such passes charged pursuant to Article 28 of the Master Lease from time to time. The current monthly rate for such parking passes is Two Hundred Seventy-Five Dollars ($275) per unreserved parking pass per month.

B. Bicycle Parking. Sublessee shall have the right to use the bicycle storage areas in the Building provided by Master Lessor for the general use of Building occupants for the storage of operable nonmotorized bicycles. Sublessee’s employees and visitors shall not be permitted to bring their bicycles anywhere in the Subleased Premises.

26. Right of First Offer: If Sublessor determines to sublease to an unaffiliated third party another full floor or floors in the tower portion of the Building leased by Sublessor under the Master Lease (the “Expansion Space”), then so long as Sublessee or a Permitted Transferee is the subtenant under this Sublease, has not subleased any of the Subleased Premises (other than to a Permitted Transferee) and is not and has not been in default under this Sublease beyond applicable notice and cure periods, Sublessor shall deliver a written notice (the “Expansion Notice”) notifying Sublessee of the terms on which Sublessor is willing to sublease the Expansion Space. If Sublessee, within ten (10) days after receipt of the Expansion Notice, notifies Sublessor in writing of its agreement to sublease the Expansion Space on the terms stated in the Expansion Notice, then, subject to Master Lessor’s consent, Sublessor shall sublease to Sublessee and Sublessee shall sublease from Sublessor the Expansion Space on the terms stated in the Expansion Notice. If Sublessee does not indicate in writing its agreement to lease the Expansion Space on the terms contained in the Expansion Notice within such ten (10) day period, then Sublessor thereafter shall have the right to lease such Expansion Space to a third party on the terms set forth in the Expansion Notice or on any other terms; provided, however, that if Sublessor, without first subleasing the Expansion Space as permitted under this Paragraph 25, proposes to sublease the Expansion Space to a prospective subtenant on material terms that are substantially more favorable to the subtenant than those set forth in the Expansion Notice, then the provisions above in this Paragraph 25 shall apply again as if Sublessor had not provided the Expansion Notice to Sublessee (except the reference to ten (10) days shall be to three (3) business days). For purposes hereof, the material terms offered to another party (the “Proposed Terms”) shall not be deemed to be substantially more favorable than those set forth in an Extension Notice unless the annualized net present value of the rent for the Extension Space as provided under the Proposed Terms is less than ninety-five percent (95)% of the annualized net present value of the rent for the Expansion Space as provided under in the Expansion Notice, as determined in good faith by Sublessor using a discount rate selected in good faith by Sublessor and taking into account all proposed material terms relating to the Expansion Space, including the length of the term, the net rent, and any allowances or other financial concessions, but excluding any right to extend the term or any right to expand the subleased premises (whether in the form of an expansion option, a right of first offer or refusal, or any similar right). If Sublessee fails to exercise its right of first offer in response to an Expansion Notice, Sublessee’s right of first offer with respect to the Expansion Space described in such Expansion Notice shall be terminated.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:		SUBLESSOR:

REDDIT, INC., a Delaware corporation		SQUARE, INC., a Delaware corporation

By:	/s/ Katelin Holloway	By:	/s/ Amrita Ahuja

Name:	Katelin Holloway	Name:	Amrita Ahuja

Its:	VP, People & Culture	Its:	CFO

Address for Notices:		Address for Notices:

548 Market Street		1455 Market Street, Sixth Floor
San Francisco, CA 94104		San Francisco, CA 94103
Attn: Michelle Lozzi, Director of Experience		Attn: Finance Department and
Attn: General Counsel
Email: [ ]
with a copy to:

548 Market Street
San Francisco, CA 94104
Attn: General Counsel

EXHIBIT A

MASTER LEASE

Exhibit A-1

1455 MARKET STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HUDSON 1455 MARKET, LLC, a Delaware limited liability company (“Landlord”), and SQUARE, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	October17, 2012

2. Premises (Article 1).

2.1 Building:	The building located at 1455 Market Street, San Francisco, California, including all walkways, plazas, patios and parking areas. Landlord and Tenant hereby agree that the Building contains a total rentable area of 1,012,012 square feet.

2.2 Premises:	A total of approximately 181,805 rentable square feet of space, consisting of (i) approximately 92,740 rentable square feet of space located on the sixth (6th) floor of the Building (the “6th Floor Premises”), (ii) approximately 4,954 rentable square feet of space located on the mezzanine level of the ninth (9th) floor of the Building (the “9th Floor Mezzanine Premises”),(iii) approximately 35,266 rentable square feet of space located on the ninth (9th) floor of the Building (the “9th Floor Premises”), (iv) the entire eighteenth (18th) floor of the Building (which eighteenth (18th) floor contains 24,407 rentable square feet of space) (the “18th Floor Premises”), and (v) the entire nineteenth (19th) floor of the Building (which nineteenth (19th) floor contains 24,438 rentable square feet of space) (the “19th Floor Premises”) (collectively, the “Initial Premises”), all as further set forth in Exhibit A-1 to this Lease.

698070.11/WLA	1455 MARKET STREET
370868-00015/10-17-12/jkh/mem	[Square, Inc.]

2.3 Must-Take 1 Space:	Approximately 15,741 rentable square feet of space located on the sixth (6th) floor of the Building (the “Must-Take 1 Space”), as further depicted on Exhibit A-2 to this Lease.

2.4 Must-Take 2 Space:	Approximately 48,532 rentable square feet of space located on the seventh (7th) floor of the Building (the “Must-Take 2 Space”), as further depicted on Exhibit A-3 to this Lease.

Must-Take 1 Space and Must-Take 2 Space may be collectively referred to as “Must-Take Space.”

2.5 Expansion Space:	Approximately 81,354 rentable square feet of space located on the eighth (8th) floor of the Building (the “Expansion Space”), as further depicted on Exhibit A-4 to this Lease.

3. Lease Term (Article 2).

3.1 Length of Term:	Ten (10) years and two hundred ten (210) days from the “Lease Commencement Date” (as defined below).

3.2 Lease Commencement Date:	The later to occur of (i) November 1, 2012, (ii) the date that occurs sixty (60) days after the date of this Lease, and (iii) the date on which Landlord has delivered possession of all of the Initial Premises to Tenant in the “Delivery Condition,” as that term is defined in Section 1.1.4 of this Lease

3.3 Rent Commencement Date:	Two hundred ten (210) days after the Lease Commencement Date.

3.4 Lease Expiration Date:	The day which is ten (10) years and two hundred ten (210) days after the Lease Commencement Date occurs.

3.5 Option Terms:	Two (2) five (5) year options to renew, as more particularly set forth in Section 2.2 of this Lease.

3.6 Must-Take 1 Lease Commencement Date:	The later to occur of (i) July 1, 2013 and (ii) the date on which Landlord delivers possession of the Must-Take 1 Space to Tenant in the Delivery Condition.

3.7 Must-Take 2 Lease Commencement Date:	The later to occur of (i) January 1, 2014 and (ii) the date on which Landlord delivers possession of the Must-Take 2 Space to Tenant in the Delivery Condition.

4.	Base Rent (Article 3):

4.1	6th Floor Premises, 9th Floor

Mezzanine Premises, and 9th Floor

Premises:

Lease Year*	Annual Base Rental Rate Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
1	$30.00	$3,988,800.00	$332,400.00
2	$31.00	$4,121,760.00	$343,480.00
3	$32.00	$4,254,720.00	$354,560.00
4	$33.00	$4,387,680.00	$365,640.00
5	$34.00	$4,520,640.00	$376,720.00
6	$35.00	$4,653,600.00	$387,800.00
7	$36.00	$4,786,560.00	$398,880.00
8	$37.00	$4,919,520.00	$409,960.00
9	$38.00	$5,052,480.00	$421,040.00
10	$39.00	$5,185,440.00	$432,120.00

4.2	18th Floor Premises and 19th Floor

Premises:

Lease Year*	Annual Base Rental Rate Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
1	$35.00	$1,709,575.00	$142,464.58
2	$36.00	$1,758,420.00	$146,535.00
3	$37.00	$1,807,265.00	$150,605.42
4	$38.00	$1,856,110.00	$154,675.83
5	$39.00	$1,904,955.00	$158,746.25
6	$40.00	$1,953,800.00	$162,816.67
7	$41.00	$2,002,645.00	$166,887.08
8	$42.00	$2,051,490.00	$170,957.50
9	$43.00	$2,100,335.00	$175,027.92
10	$44.00	$2,149,180.00	$179,098.33

*

Subject to the terms of Section 2.1, the first (1st) Lease Year shall commence upon the Rent Commencement Date. On the Must-Take 1 Rent Commencement Date, the foregoing Base Rent schedule set forth in Section 4.1 of the Summary shall apply to and be updated to include the Must-Take 1 Space in addition to the 6th Floor Premises, 9th Floor Mezzanine Premises, and 9th Floor Premises. On the Must-Take 2 Rent Commencement Date, the foregoing Base Rent schedule set forth in Section 4.1 of the Summary, as previously revised pursuant to the preceding sentence, shall apply to and be updated to include the Must-Take 2 Space in addition to the 6th Floor Premises, 9th Floor Mezzanine Premises, 9th Floor Premises and Must-Take 1 Space.

5. Base Year (Article 4):	As to the Initial Premises: If the Rent Commencement Date occurs on or between January 1 and July 31, then the calendar year in which the Rent Commencement Date occurs; provided, however, if the Rent Commencement Date occurs on or between August 1 and December 31, then the calendar year immediately after the calendar year in which the Rent Commencement date occurs.

As to other portions of the Premises, including the Availability Premises, the Must-Take 1 Space, the Must-Take 2 Space, and the Expansion Space: If the date on which Tenant is obligated to commence paying Base Rent as to such space occurs on or between January 1 and July 31, then the calendar year in which such date occurs; provided, however, if such date occurs on or between August 1 and December 31, then the calendar year immediately after the calendar year in which such date occurs.

6. Tenant’s Share (Article 4):	6th Floor Premises: Approximately 9.16%.

9th Floor Mezzanine Premises: Approximately 0.49%.

9th Floor Premises: Approximately 3.48%.

18th Floor Premises: Approximately 2.41%.

19th Floor Premises: Approximately 2.41%.

7. Permitted Use (Article 5):	General office use, software research and development, limited hardware research and development and testing and other legal ancillary uses such as a cafeteria and fitness center for Tenant’s personnel consistent with the nature of the Property and subject to Applicable Laws.

8. Letter of Credit (Article 21):	Nine Million and No/100 Dollars ($9,000,000.00), subject to the terms and conditions of Article 21 of this Lease.

9. Parking Pass Ratio (Article 28):	One (1) unreserved parking passes for every 3,000 rentable square feet of the Premises, not to exceed two hundred twenty-five (225) parking passes total, of which, up to five (5) unreserved parking passes made be exchanged for the same number of reserved parking spaces.

10. Address of Tenant (Section 29.18):	Square, Inc. 901 Mission Street San Francisco, CA 94103 Attention: Finance Department (Prior to Rent Commencement Date)

and

Square, Inc. 1455 Market Street Sixth Floor San Francisco, California 94103 Attention: Finance Department (After Rent Commencement Date)

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Brokers (Section 29.24):	Cushman & Wakefield of California, Inc. Custom Spaces Commercial Real Estate

13. Allowance:	With respect to the Initial Premises and any Must-Take Space: an amount equal to $60.00 per rentable square foot of the Initial Premises or applicable Must-Take Space, as set forth in this Summary.

ARTICLE 1

PREMISES, BUILDING, PROPERTY, AND COMMON AREAS

1.1 Premises, Building, Property and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Property,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Property or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.

1.1.2 The Building and The Property. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Property,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Property, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Property which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Property (such areas are collectively referred to herein as the “Common Areas”). Except during such periods as, and to the extent, Tenant is entitled to the exclusive use thereof, the Building lobby and Outdoor Terraces shall remain part of the Common Areas. The Common Areas shall consist of the “Property Common Areas” and the “Building Common Areas.” The term “Property Common Areas,” as used in this Lease, shall mean the portion of the Common Areas located outside the Building. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building. The manner in which the Common Areas are maintained shall be as provided in Article 7 and operated shall be at the reasonable discretion of

Landlord (but shall at least be consistent with the manner in which the common areas of the “Comparable Buildings,” as that term is defined in Exhibit G, attached hereto) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises or the Property parking facility.

1.1.4 Delivery of Premises. Landlord shall deliver each portion of the Premises (including the Must-Take Space) to Tenant as such portion becomes vacant and free of tenants or occupants, in the condition (the “Delivery Condition”) described in the Tenant Work Letter with respect to such portion of the Premises, but in no event shall the Lease Commencement Date occur earlier than sixty (60) days after full execution of this Lease. Landlord shall complete the work set forth on Schedule 1 to Exhibit B (the “Core and Shell Work”) on or before the date set forth for each such item on Schedule 1 to Exhibit B. Subject to the terms of Section 1.1.5 below, if Landlord fails to complete any of the Core and Shell Work by the applicable dates set forth in Schedule 1 to Exhibit B, which dates shall be extended by one (1) day for each day Landlord’s substantial completion of such portion of Landlord’s Core and Shell Work is delayed due to Tenant Caused Delay, the Rent Commencement Date (as to any of the Core and Shell Work with respect to the 6th Floor, 9th Floor, 9th Floor Mezzanine, 18th Floor and 19th Floor Premises), or with respect to any other space in the Building leased by Tenant (including any Must-Take Space, Expansion Space or Availability Premises), the date Tenant is otherwise obligated to commence payment of Base Rent, shall be delayed by one (1) day for each day of delay beyond such applicable date. As used in this Lease, “Tenant Caused Delay” shall mean an actual delay in the substantial completion of the Core and Shell Work (or, as used in Section 2.4.4, in Landlord’s delivery of the applicable Premises in the Delivery Condition) resulting from the acts or omissions of Tenant, including but not limited to the interference by Tenant, its agents or contractors with such substantial completion, which act or omission continues for more than one (1) day after written notice thereof from Landlord, or a default by Tenant under the terms of this Lease.

1.1.5 Perimeter Windows. Notwithstanding anything to the contrary set forth in this Lease or the Tenant Work Letter, Tenant shall not receive an abatement of Base Rent as set forth in Section 1.1.4 solely because the “Perimeter Window Work” (as that term is defined in the Tenant Work Letter) is not completed on time; provided, however, if the Perimeter Window Work is not completed on or before the later of (i) seven (7) months following the date of this Lease and (ii) five (5) months after the commencement of this Lease as to such applicable portion of the Premises (the “Perimeter Window Work Completion Date”), the Rent Commencement Date (as to the Perimeter Window Work to be performed in the 6th Floor Premises) or, if applicable, the date Tenant is otherwise obligated to commence payment of Base Rent with respect to the Must-Take Space, Expansion Space or Availability Premises, as to Perimeter Window Work to be performed thereon, shall be delayed for the period of time equal to two (2) days for every one (1) full day that occurs after the Perimeter Window Work Completion Date with respect to the applicable space, and before the earlier to occur of (x) the date Landlord completes such Perimeter Window Work, and (y) the date Landlord would otherwise have completed the Perimeter Window Work had no Tenant Caused Delays occurred.

1.2 Verification of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1—1996, and its accompanying guidelines (collectively, “BOMA”). Within thirty (30) days after the Lease Commencement Date, Tenant may elect to cause Tenant’s space planner/architect/surveyor to measure the square feet of the Premises, and thereafter the rentable square feet of the Premises and the results thereof shall be presented to Landlord in writing; provided, however, if such measurement by Tenant’s space planner/architect/surveyor results in an increase in the “Rent,” as that term is defined in Section 4.1, below, to be paid by Tenant under the terms of this Lease, then Landlord shall reimburse Tenant for the reasonable and actual out-of-pocket cost incurred by Tenant in connection with such measurement, but in no event in an amount in excess of the present value of the actual increase in the amount of Rent to be paid by Tenant as a result of such measurement. Landlord hereby agrees that $40,000.00 is a reasonable amount with respect to the cost of such measurement by Tenant’s space planner/architect/surveyor. Landlord’s space planner/architect/surveyor may review Tenant’s space planner/architect/surveyor’s determination of the number of rentable square feet square feet of the Premises and Landlord may, within fifteen (15) business days after Landlord’s receipt of Tenant’s space planner/architect/surveyor’s written determination, object to such determination by written notice to Tenant. If Landlord objects to such determination, Landlord’s space planner/architect/surveyor and Tenant’s space planner/architect/surveyor shall promptly meet and attempt to agree upon the rentable square footage of the Premises. If Landlord’s space planner/architect/surveyor and Tenant’s space planner/architect/surveyor cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Landlord’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises pursuant to BOMA. Such third party independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half (1⁄2) of the fees and expenses of the independent third party space measurement professional. If the Rent Commencement Date occurs prior to such final determination, Landlord’s determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant. In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the “Rent,” as that term is defined in Section 4.1, but not including the “L-C Amount,” as that term is defined in Article 21 of this Lease, or the provisions regarding bicycles) shall be modified in accordance with such determination. If Tenant elects not to measure the rentable area of the Premises on or before the expiration of the thirty (30) day period set forth above, then the rentable area of the Building and the Premises shall be as set forth in Sections 2.1 and 2.2 of the Summary, respectively.

1.3 Expansion Space. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) and any “Permitted Transferee Assignee,” as that term is defined in Section 14.8, below, the right to lease the Expansion Space, as set forth in Section 2.5 of the Summary above, upon the terms and conditions set forth in this Section 1.3 and this Lease.

1.3.1 Method of Exercise. The expansion option contained in this Section 1.3 shall be exercised only by Original Tenant or its Permitted Transferee Assignee (and not by any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease) with respect to the entire Expansion Space (and not a portion thereof), and only by Tenant’s delivery of written notice to Landlord on or prior to March 1, 2013. If Tenant fails to timely deliver such written notice to Landlord, then, subject to Section 1.4, Landlord shall be entitled to lease such Expansion Space to a third party on any terms which Landlord desires, in which event Landlord shall have no further obligation to deliver such Expansion Space to Tenant.

1.3.2 Expansion Space Lease Commencement Date. In the event Tenant timely exercises its expansion option pursuant to Section 1.3.1 above, Landlord shall deliver the Expansion Space to Tenant on January 2, 2014. This Lease shall commence with respect to the Expansion Space (and references to Premises shall include the Expansion Space) on the later of such date and the date Landlord delivers the Expansion Space to Tenant in the Delivery Condition (the “Expansion Space Lease Commencement Date”). If the Expansion Space Lease Commencement Date does not occur for any reason on or before (a) April 2, 2014 then, in addition to Tenant’s other remedies, the Expansion Rent Commencement Date shall be delayed by one (1) additional day for each day of delay beyond such date or (b) July 2, 2014 then, in addition to Tenant’s other remedies, at Tenant’s election, Tenant may withdraw its exercise of the expansion option.

1.3.3 Expansion Rent. The annual “Rent,” as that term is defined in Section 4.1 of this Lease, payable by Tenant for Expansion Space leased by Tenant (the “Expansion Rent”) shall be calculated as of the “Expansion Space Rent Commencement Date,” as that term is defined in Section 1.3.5 of this Lease, as follows: (i) the base rent component of the Expansion Rent on an annual, per rentable square foot basis shall be equal to the Base Rent for the 6th Floor Premises on an annual, per rentable square foot basis under this Lease as of the Expansion Space Commencement Date, including all applicable escalations to the Base Rent made and to be made during the Lease Term; and (ii) for purposes of calculating Tenant’s obligations under Article 4 of this Lease, (a) Tenant’s Share shall be equal to 8.04% with respect to the Expansion Space, and (b) the “Base Year,” as that term is defined in Section 4.2.1, below, with respect to the Expansion Space only, shall be determined as set forth in Section 5 of the Summary.

1.3.4 Construction of Expansion Space. Landlord shall deliver the Expansion Space to Tenant in Delivery Condition, as described in the Tenant Work Letter. Tenant shall take the Expansion Space in its then existing “as is” condition, and the construction of improvements in the Expansion Space shall comply with the terms of Article 8 of this Lease; provided, however, Landlord shall perform the Core and Shell Work therein and provide to Tenant an improvement allowance (the “Expansion Improvement Allowance”) equal to the product of (i) $60.00 per rentable square foot of space contained in the Expansion Space, and (ii) a percentage, which may be expressed as a fraction, which fraction shall have as its numerator the number of monthly Base Rent payments to be paid by Tenant to Landlord with respect to the Expansion Space during the initial Lease Term, and which fraction shall have one hundred twenty (120) as its denominator. The Expansion Improvement Allowance shall be distributed by Landlord in a manner consistent with the distribution of the Tenant Improvement Allowance with respect to the Initial Premises.

1.3.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease Expansion Space as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment adding such Expansion Space to this Lease upon the same terms and conditions as the Initial Premises, except as otherwise set forth in this Section 1.3, and provided that the terms of the Tenant Work Letter, attached hereto as Exhibit B, shall be modified as set forth in this Section 1.3. Except to the extent inconsistent with the determination of Expansion Rent, all provisions of the Lease which vary based upon the rentable and usable square footage of the Premises shall be adjusted to reflect the addition of such Expansion Space to the Premises; provided, however, the L-C Amount shall be increased pursuant to the terms of Section 21.7 of this Lease, below. The rentable square footage of such Expansion Space shall be as set forth in Section 1.3, above. Tenant shall commence payment of Expansion Rent and the Excess with respect to the Expansion Space to Landlord upon that date (the “Expansion Space Rent Commencement Date”) which is one hundred eighty (180) days after the Expansion Space Lease Commencement Date. The lease term of the Expansion Space shall expire on the Lease Expiration Date, as extended.

1.3.6 No Defaults. The rights contained in this Section 1.3 shall be personal to Original Tenant, and may only be exercised by Original Tenant or its Permitted Transferee Assignee (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease) if the Lease then remains in full force and effect. Tenant shall not have the right to lease Expansion Space as provided in this Section 1.3, if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure periods.

1.4 Recurring Right of Availability. Landlord hereby grants to the Original Tenant and its Permitted Transferee Assignees a recurring right of availability with respect to (i) any space of any size located in that portion of the Building commonly known as the “Podium,” (ii) any space of at least 20,000 rentable square feet located in that portion of the Building commonly known as the “Tower” (i.e., any space that is not located in the Podium), and (iii) any space of any size located on any floor of the Building partially occupied by Tenant (any such space individually, and collectively, the “Availability Premises”). Notwithstanding the foregoing, such right of availability of Tenant as to any Availability Premises shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions, whether pursuant to rights currently existing or hereafter granted) of such Availability Premises (all such tenants under existing leases of the Availability Premises (or any portion thereof), collectively, the “Existing Tenants”). In addition, if Tenant, following its receipt of an “Availability Notice,” as that term is defined in Section 1.4.1 of this Lease, below, fails to exercise its right to lease all or any portion of the Availability Premises, then subject to the terms of this Section 1.4, Landlord shall have a right to enter into an interim lease (an “Interim Lease”) with a third party with respect to such space (i.e., the space set forth in the Availability Notice), in which case Tenant’s right of availability set forth in this Section 1.4 shall be subordinate to all rights of the tenant under the Interim Lease with respect to such space

(so long as such rights are materially consistent with the rights set forth in the Availability Notice) and such tenant shall be deemed an Existing Tenant only with respect to the exercise of such rights set forth in the Interim Lease. Tenant’s right of availability shall be on the terms and conditions set forth in this Section 1.4.

1.4.1 Procedure for Offer. Landlord shall notify Tenant (an “Availability Notice”) from time to time when the Availability Premises or any portion thereof becomes available for lease to third parties, provided that no Existing Tenant wishes to lease such space. Pursuant to such Availability Notice, Landlord shall offer to lease to Tenant the then available Availability Premises. An Availability Notice shall describe the space so offered to Tenant and shall set forth the “Availability Premises Rent,” as that term is defined in Section 1.4.3, below, the anticipated delivery date, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of availability with respect to the space described in an Availability Notice, then within fifteen (15) business days of delivery of such Availability Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of availability with respect to the entire space described in such Availability Notice, at the rent, for the term, and upon the other fundamental economic terms and conditions, including, but not limited to, rental concessions and improvement allowances, set forth in Sections 1.4.3, 1.4.5 and 1.4.6 below and for a term that is coterminous with the Term (an “Exercise Notice”). If Tenant does not so notify Landlord within the fifteen (15) business day period, then subject to the terms of Section 1.4.4, below, Landlord shall be free to lease the space described in such Availability Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of availability, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of availability with respect to any space described in an Availability Notice or if Tenant fails to respond to an Availability Notice within fifteen (15) business days of delivery thereof, then subject to the terms of this Section 1.4, including Section 1.4.4., Tenant’s right of availability as set forth in this Section 1.4 shall terminate as to all of the space described in such Availability Notice until the space again becomes available (i.e., until such time as Landlord enters into an Interim Lease and such Interim Lease expires or is terminated early). The rights in this Section 1.4 shall be continuous throughout the Term and any extension thereof.

1.4.3 Availability Premises Rent. Subject to the terms of this Section 1.4, to the extent Tenant exercises its right of availability with respect to any portion of the Availability Premises during the first (1st) year after the Lease Commencement Date, the annual Rent payable by Tenant for such Availability Premises (the “Availability Premises Rent”) shall be calculated as of the “Availability Premises Rent Commencement Date” (as that term is defined below) as follows: (i) the base rent component of the Availability Premises Rent on an annual, per rentable square foot basis shall be equal to the Base Rent applicable to the portion of the Initial Premises that is located in the same portion of the Building as the Availability Premises (i.e. either Podium or Tower), on an annual, per rentable square foot basis under this Lease as of the Availability Premises Rent Commencement Date, including all applicable escalations to the Base Rent made and to be made during the Lease Term; (ii) for purposes of calculating Tenant’s obligations under

Article 4 of this Lease, Tenant’s Share shall be increased by an amount equal to the rentable square footage of such Availability Premises leased by Tenant pursuant to this Section 1.4 divided by the total rentable square footage of the Building, and (iii) the Base Year shall be the calendar year in which the Availability Premises Rent Commencement Date occurs (if it occurs on or before July 31) or the following calendar year (if it occurs after July 31). To the extent Tenant exercises its right of availability with respect to any portion of the Availability Premises anytime after the first (1st) anniversary of the Lease Commencement Date, Tenant’s Share shall be increased as set forth above and the Availability Premises Rent shall be equal to the “Market Rent” (as that term is defined in Exhibit G attached hereto), as such Market Rent is determined pursuant to Section 2.2.4, for the Availability Premises. Except as otherwise expressly set forth in the Section 1.4.3, above, the Base Year with respect to the Availability Premises only shall be the calendar year in which the Availability Premises Rent Commencement Date occurs (if it occurs on or before July 31) or the following calendar year (if it occurs after July 31).

1.4.4 Go-Back Right. If Tenant fails to timely exercise its right of availability with respect to any portion of the Availability Premises, and Landlord thereafter makes a “bona- fide third-party offer” with respect to all or a portion of the Availability Premises, then Landlord shall deliver a second Availability Notice to Tenant prior to entering into a lease of such Availability Premises with a third party. For purposes of this Section 1.5, a “bona-fide third-party offer” shall mean:

(i)

Landlord receives a request for proposal from a non- affiliated, qualified third party, and Landlord responds to the request for proposal with a lease proposal on terms and conditions acceptable to Landlord.

(ii)	Landlord receives a written offer to lease from a non- affiliated, qualified third party and Landlord responds to the offer with a written counter offer on terms and conditions acceptable to Landlord.

Notwithstanding anything to the contrary herein, Landlord may not lease any of the Availability Premises without providing an Availability Notice to Tenant.

1.4.4.1 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of availability with respect to the Availability Premises described in the second Availability Notice, then within five (5) business days of delivery of the second Availability Notice to Tenant, Tenant shall deliver an Exercise Notice to Landlord with respect to all of the Availability Premises described in the second Availability Notice, with the Availability Premises Rent equal to Market Rent, subject to the terms of this Section 1.4. If Tenant does not so notify Landlord within such five (5) business day period of Tenant’s exercise of its right of availability, then Landlord shall be free to negotiate and enter into a lease for the Availability Premises with anyone to whom Landlord desires on any terms Landlord desires.

1.4.4.2 Walk-Away Right; Arbitration Right In Lieu Thereof. If Tenant timely exercises Tenant’s right of availability to lease the Availability Premises (or any portion thereof) in accordance with Section 1.4.4.1 above, then Landlord and Tenant shall use good faith commercially reasonable efforts to agree upon the Market Rent for such Availability Premises within ten (10) business days after delivery of Tenant’s Exercise Notice to Landlord. If the parties have not agreed on the Market Rent upon the expiration of such ten (10) business day period, then either party shall have the right to cease discussions by written notice to the other party (a “Walk-Away Right”), in which case Tenant shall be deemed to have failed to timely deliver an Exercise Notice, and Landlord shall be free to negotiate and enter into a lease for the Availability Premises with anyone whom Landlord desires on any terms Landlord desires. Notwithstanding the foregoing or anything to the contrary set forth elsewhere in this Lease, Tenant shall have the right upon written notice to Landlord within two (2) business days after the expiration of the ten (10) business day period, to have the Market Rent for the Availability Premises determined pursuant to the arbitration procedures set forth in Section 2.2.4, in which case Tenant shall be deemed to have irrevocably exercised its right of availability and both parties shall be deemed to have waived their respective Walk-Away Rights.

1.4.5 Construction In Availability Premises. If Tenant timely exercises Tenant’s right to lease the Availability Premises or any portion thereof as set forth herein, then, Landlord shall deliver the Availability Premises to Tenant in the Delivery Condition and Landlord shall perform the Core and Shell Work applicable to such space. The construction of improvements in the Availability Premises shall comply with the terms of Article 8 of this Lease; provided, however, Landlord shall provide to Tenant an improvement allowance (an “Availability Premises Improvement Allowance”) equal to (A) if Tenant exercises its right of availability with respect to any portion of the Availability Premises during the first (1st) year after the Lease Commencement Date, then the product of (i) an amount equal to $60.00 per rentable square foot of space contained in the Availability Premises, and (ii) a percentage, which may be expressed as a fraction, which fraction shall have as its numerator the number of monthly Base Rent payments to be paid by Tenant to Landlord with respect to the Availability Premises during the initial Lease Term, and which fraction shall have one hundred twenty (120) as its denominator, and (B) if Tenant exercises its right of availability with respect to any portion of the Availability Premises after the first (1st) year after the Lease Commencement Date, an improvement allowance determined as part of the determination of Market Rent. The Availability Premises Improvement Allowance shall be distributed by Landlord in a manner consistent with the distribution of the Tenant Improvement Allowance with respect to the Initial Premises.

1.4.6 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the Availability Premises or any portion thereof as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment adding such Availability Premises to this Lease upon the same terms and conditions as the Initial Premises, except as otherwise set forth in this Section 1.4 or the Availability Notice, and provided that the terms of the Tenant Work Letter shall not apply with respect to the Availability Premises (except as otherwise provided in Section 1.4.5, above); provided, however, an otherwise valid exercise of Tenant’s right of availability shall be of full force and effect irrespective of whether such amendment is ever signed by Landlord and Tenant. Except to the extent inconsistent with the determination of Availability Premises Rent, all provisions of the Lease which vary based upon the rentable and usable square footage of the Premises shall be adjusted to reflect the addition of such Availability Premises to the Premises; provided, however, the L-C Amount shall be increased pursuant to the terms of Section 21.7 of this Lease, below. The rentable square footage of such

Availability Premises shall be determined in accordance with the terms of Section 1.2 of this Lease. To the extent Tenant exercises its right of first offer with respect to any portion of the Availability Premises during the first (1st) year after the Lease Commencement Date, Tenant shall commence payment of Availability Premises Rent and Excess as to such space to Landlord upon that date (the “Availability Premises Rent Commencement Date”) which is two hundred ten (210) days after the later of the delivery date set forth in the Availability Notice and the date Landlord delivers the Availability Premises in the Delivery Condition (the “Availability Premises Lease Commencement Date”). To the extent Tenant exercises its right of availability with respect to any portion of the Availability Premises anytime after the first (1st) anniversary of the Lease Commencement Date, the Availability Premises Rent Commencement Date shall occur one hundred eighty (180) days after the Availability Premises Lease Commencement Date. In all cases, the lease term of the Availability Premises (or any portion thereof) shall expire on the Lease Expiration Date, subject to extension of this Lease; provided, however, in the event the remaining Lease Term is less than thirty-six (36) months from the applicable Availability Premises Rent Commencement Date, then the Lease Term shall be extended for a period of time sufficient for Tenant’s lease of the Premises to be coterminous with Tenant’s lease of the Availability Premises (which shall be thirty-six (36) months from the applicable Availability Premises Rent Commencement Date), and the base rental rate for the Premises during this extended period shall be adjusted to Market Rent for the Premises determined in accordance with Section 2.2.4 and the Base Year shall be the year in which the Lease would have otherwise expired (if on or before July 31) or the following year (if after July 31). This extension shall have no impact on Tenant’s extension rights hereunder, which may be exercised at the end of the extended Lease Term. This Lease shall commence as to the Availability Premises (and references to Premises shall include the applicable Availability Premises) on the Availability Premises Lease Commencement Date.

1.4.7 Termination of Right of Availability. The rights contained in this Section 1.4 shall be personal to Original Tenant, and may only be exercised by Original Tenant or its Permitted Transferee Assignee (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant or its Permitted Transferee Assignee has not subleased more than forty percent (40%) of the Premises as of the proposed Availability Premises Lease Commencement Date. The right of availability granted herein shall terminate as to particular Availability Premises upon the failure by Tenant to exercise its right of availability with respect to such Availability Premises as offered by Landlord. Tenant shall not have the right to lease the Availability Premises, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first offer by Tenant, Tenant is in default under this Lease beyond any applicable notice and cure periods, or if as of the scheduled date of delivery of such Availability Premises, Tenant is in default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease, or Tenant has previously been in default under this Lease, beyond any applicable notice and cure periods expressly set forth in this Lease, more than twice during the immediately preceding twelve (12) month period.

1.5 Must-Take 1 Space. As of the Must-Take 1 Lease Commencement Date, the Premises shall be expanded to include the rentable square footage of the “Must-Take 1 Space,” as that term is defined below, as set forth in this Section 1.5 and this Lease.

1.5.1 Description of the Must-Take 1 Space. The “Must-Take 1 Space” shall consist of the office space set forth in Section 2.3 of the Summary.

1.5.2 Delivery of the Must-Take 1 Space. Notwithstanding anything in this Lease to the contrary, Tenant hereby acknowledges that Landlord shall deliver the Must-Take 1 Space to Tenant, and Tenant shall accept delivery of the Must-Take 1 Space from Landlord, on the Must-Take 1 Lease Commencement Date, as set forth in Section 3.6 of the Summary (such date, the “Must-Take 1 Lease Commencement Date”). Upon the Must-Take 1 Lease Commencement Date, Landlord shall deliver, and Tenant shall accept, the Must-Take 1 Space in the Delivery Condition (as set forth in the Tenant Work Letter). If the Must-Take 1 Lease Commencement Date does not occur for any reason on or before (a) October 1, 2013, then, in addition to Tenant’s other remedies, the Must-Take 1 Rent Commencement Date shall be delayed by one (1) additional day for each day of delay beyond such date or (b) January 1, 2014 then, in addition to Tenant’s other remedies, at Tenant’s election, Tenant shall not be obligated to lease the Must-Take 1 Space.

1.5.3 Rent and Term. The Must-Take 1 Space shall become part of the Premises for all purposes hereunder on the Must-Take 1 Lease Commencement Date, and, except as otherwise provided in this Section 1.5, shall be subject to every term and condition of this Lease. Notwithstanding the foregoing, Tenant’s obligation to pay Base Rent and Tenant’s Share of Direct Expenses with respect to the Must-Take 1 Space shall commence on the date that occurs two hundred two (210) days after the Must-Take 1 Lease Commencement Date (the “Must-Take 1 Rent Commencement Date”). The Base Rent and Tenant’s Share of Direct Expenses for the Must-Take 1 Space shall be at the same rate per rentable square foot, and shall thereafter be escalated in the same manner, as the then current Base Rent for the Initial Premises located in the podium, as such Base Rent and Additional Rent are adjusted and escalated pursuant to the terms of this Lease. Furthermore, for purposes of calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share shall be 1.56%, and the Base Year applicable to the Must-Take 1 Space shall be the calendar year in which the Must-Take 1 Rent Commencement Date occurs if it occurs on or before July 31 and the following calendar year if it occurs after July 31. The lease term for the Must-Take 1 Space shall commence on the Must- Take 1 Lease Commencement Date, Tenant shall commence payment of the Base Rent and the Tenant’s Share of Direct Expenses for the Must-Take 1 Space upon the Must-Take 1 Rent Commencement Date, and the lease term for the Must-Take 1 Space shall expire upon the Lease Expiration Date, as extended.

1.5.4 Improvement of Must-Take 1 Space. Subject to the terms of the Tenant Work Letter, and Landlord’s obligation to perform the Core and Shell Work therein, Tenant shall accept the Must-Take 1 Space in its then existing “as is” condition.

1.5.5 Other Terms. Except as specifically set forth in this Lease, as of the Must-Take 1 Space Commencement Date, all other terms of this Lease shall apply to the Must- Take 1 Space as though the Must-Take 1 Space was originally part of the Premises. At any time after the Must-Take 1 Lease Commencement Date during the remainder of the Lease Term, Landlord may deliver to Tenant a notice in the form of Exhibit C attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof.

1.6 Must-Take 2 Space. As of the Must-Take 2 Lease Commencement Date, the Premises shall be expanded to include the rentable square footage of the “Must-Take 2 Space,” as that term is defined below, as set forth in this Section 1.5 and this Lease.

1.6.1 Description of the Must-Take 2 Space. The “Must-Take 2 Space” shall consist of the office space set forth in Section 2.4 of the Summary.

1.6.2 Delivery of the Must-Take 2 Space. Notwithstanding anything in this Lease to the contrary, Tenant hereby acknowledges that Landlord shall deliver the Must-Take 2 Space to Tenant, and Tenant shall accept delivery of the Must-Take 2 Space from Landlord, on the Must-Take 2 Lease Commencement Date, as set forth in Section 3.7 of the Summary (such date, the “Must-Take 2 Lease Commencement Date”). Upon the Must-Take 2 Lease Commencement Date, Landlord shall deliver, and Tenant shall accept, the Must-Take 2 Space in the Delivery Condition (as set forth in the Tenant Work Letter). If the Must-Take 2 Lease Commencement Date does not occur for any reason on or before (a) April 1, 2014, then, in addition to Tenant’s other remedies, the Must-Take 2 Rent Commencement Date shall be delayed by one (1) additional day for each day of delay beyond such date or (b) July 1, 2014, then, in addition to Tenant’s other remedies, at Tenant’s election, Tenant shall not be obligated to lease the Must-Take 2 Space.

1.6.3 Rent and Term. The Must-Take 2 Space shall become part of the Premises for all purposes hereunder on the Must-Take 2 Lease Commencement Date, and, except as otherwise provided in this Section 1.5, shall be subject to every term and condition of this Lease. Notwithstanding the foregoing, Tenant’s obligation to pay Base Rent and Tenant’s Share of Direct Expenses with respect to the Must-Take 2 Space shall commence on the date that occurs two hundred two (210) days after the Must-Take 2 Lease Commencement Date (the “Must-Take 2 Rent Commencement Date”). The Base Rent and Tenant’s Share of Direct Expenses for the Must-Take 2 Space shall be at the same rate per rentable square foot, and shall thereafter be escalated in the same manner, as the then current Base Rent for the Initial Premises located in the podium, as such Base Rent and Additional Rent are adjusted and escalated pursuant to the terms of this Lease. Furthermore, for purposes of calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share shall be 4.80%, and the Base Year applicable to the Must-Take 2 Space shall be the calendar year in which the Must-Take 2 Rent Commencement Date occurs if it occurs on or before July 31 and the following calendar year if it occurs after July 31. The lease term for the Must-Take 2 Space shall commence on the Must- Take 2 Lease Commencement Date, Tenant shall commence payment of the Base Rent and the Tenant’s Share of Direct Expenses for the Must-Take 2 Space upon the Must-Take 2 Rent Commencement Date, and the lease term for the Must-Take 2 Space shall expire upon the Lease Expiration Date, as extended.

1.6.4 Improvement of Must-Take 2 Space. Subject to the terms of the Tenant Work Letter, and Landlord’s obligation to perform the Core and Shell Work therein, Tenant shall accept the Must-Take 2 Space in its then existing “as is” condition.

1.6.5 Other Terms. Except as specifically set forth in this Lease, as of the Must-Take 2 Space Commencement Date, all other terms of this Lease shall apply to the Must- Take 2 Space as though the Must-Take 2 Space was originally part of the Premises. At any time after the Must-Take 2 Lease Commencement Date during the remainder of the Lease Term, Landlord may deliver to Tenant a notice in the form of Exhibit C attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof.

1.7 Outdoor Terraces.

1.7.1 Outdoor Terrace. Subject to the terms of this Section 1.6, Tenant shall have the exclusive right to use the Outdoor Terraces, as more particularly shown on Exhibit I attached hereto (“Outdoor Terraces”), free of charge throughout the Lease Term (except as otherwise set forth in this Section 1.7), as the same may be extended. Landlord shall have the right to enter the Premises at all reasonable times and upon prior notice to Tenant (except in the case of an emergency) to (x) access the Outdoor Terraces; and (y) perform any obligations required by Landlord under this Section 1.7 and this Lease. Landlord shall clean and repair the Outdoor Terraces and the “Outdoor Terrace Furniture,” as that term is defined below, the cost of which shall be paid by Tenant to Landlord as Additional Rent except for amounts described in Section 4.2.4(a) – (hh). Landlord shall maintain the structural elements of the Outdoor Terraces, at its sole cost and expense, in the same manner as Landlord is required to maintain the structural elements of the Common Areas under the terms of this Lease. Except as set forth in this Section 1.7 above, Landlord shall not be obligated to provide any services to the Outdoor Terraces other than janitorial. Tenant may elect, at its sole cost and expense, to install furniture (e.g., umbrellas, chairs, tables, trash urns, movable barbeque grill (e.g., Weber or Viking barbeque grill), gas fire pit, bocce ball court and other decorative items), shrubbery and bushes for the Outdoor Terraces (collectively, “Outdoor Terrace Furniture”) of a type, quality and quantity reasonably approved in advance by Landlord and, with respect to any movable barbeque grill, gas fire fit, or bocce ball court, in locations reasonably approved in advance by Landlord and Bank of America, National Association (the “Bank”). Tenant shall have no right to alter, change or make improvements to the Outdoor Terraces (including, without limitation, adding additional roof deck space) without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion, provided that it shall be deemed reasonable for Landlord to withheld consent in the event such alteration, change or improvement causes a “Design Problem” (as that term is defined below); and provided, further, any proposed changes and/or improvements shall be deemed “Alterations” (as that term is defined below) and all the terms of Article 8 of this Lease shall apply. A “Design Problem” is defined and will be deemed to exist if any such Alterations (i) adversely affect any Building Systems, (ii) adversely affect the exterior appearance of the Building, (iii) affect the certificate of occupancy issued for the Building or the Premises, (iv) interfere with any other tenant’s normal and customary office operation, or (v) violates any Applicable Laws. Tenant shall, at Tenant’s sole cost and expense, be obligated to secure any such additional Outdoor Terrace Furniture to the Outdoor Terraces using methods that do not require penetration into the structure, floors, walls or banisters of the

Outdoor Terraces. The precise method by which any such items are secured to the Outdoor Terraces shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding Landlord’s review and approval of the method by which the additional Outdoor Terrace Furniture is secured to the Outdoor Terraces, Tenant shall remain solely liable for any liability arising from Tenant’s placement of such items on the Outdoor Terraces, and Landlord shall have no liability in connection therewith, except to the extent attributable to the negligence or willful misconduct of or violation of this Lease by Landlord or its employees. Tenant shall remove any such additional Outdoor Terrace Furniture upon the expiration or earlier termination of the Lease, or upon the termination of Tenant’s rights under this Section 1.7, and shall return the affected portion of the Outdoor Terraces to the condition the Outdoor Terraces would have been in had no such additional Outdoor Terrace Furniture been installed, including, without limitation, replacement of any damaged pavers used to anchor any Outdoor Terrace Furniture (reasonable wear and tear accepted). Except as expressly set forth herein, all of the provisions of this Lease pertaining to the Premises and Tenant’s use thereof, including, without limitation, Article 10, shall be applicable to the Outdoor Terraces and Tenant’s use thereof. Subject to its review of more detailed plans therefor, Landlord approves of Tenant’s installation of additional roof decking in the Western and Southern perimeter area surrounding the mechanical equipment as shown on Exhibit I and indicated by the dotted line with respect to the Southern boundary; provided, however, such expansion of the Southern boundary is subject to Landlord’s receipt of Bank’s approval. Notwithstanding anything set forth in this Lease to the contrary, Landlord agrees that such expanded Outdoor Terrace area may be surrendered upon the expiration or earlier termination of this Lease.

1.8 Storage Premises.

1.8.1 In General. Tenant shall have the right, from time to time, by delivering not less than thirty (30) days written notice to Landlord of the commencement and termination of such lease, so long as such space is available, to lease from Landlord up to 5,000 rentable square feet of storage space located in the Property parking garage near the loading dock (the “Storage Premises”). During such times as Tenant has elected to lease any Storage Premises only, the provisions of Sections 1.8.2-1.8.4 shall apply.

1.8.2 Storage Rent. The Storage Premises shall be leased by Tenant at an annual rate equal to the then fair market rate for such Storage Premises (the “Storage Rent”), which as of the date of this Lease is equal to Twenty-Four Dollars ($24.00) per rentable square foot of the Storage Premises per year. Within five (5) business days of Tenant’s request from time to time, Landlord shall notify Tenant of the amount of the Storage Rent, which shall not be increased while Tenant is leasing any Storage Premises unless Landlord has delivered not less than sixty (60) days written notice thereof to Tenant. No Direct Expenses shall be payable with respect to the Storage Premises. The Storage Rent shall be due on a monthly basis concurrent with Tenant’s payment of Rent due with respect to the Premises, and shall constitute Additional Rent under the Lease.

1.8.3 Condition of Storage Premises. Tenant acknowledges and agrees that Tenant shall accept the Storage Premises in its presently existing “as-is” condition and that Landlord shall have no obligation to provide or pay for any improvement work or services related to the improvement of the Storage Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Storage Premises or with respect to the suitability of the same for the conduct of Tenant’s business. The Storage Premises shall be used only for storage of boxes, files, furniture, office equipment and other similar items associated with commercial office space and for no other purpose whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant shall not make any Alterations to the Storage Premises and shall be fully responsible for repairing any damage to the Storage Premises resulting from or relating to Tenant’s use thereof. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Storage Premises or of defects therein or in the fixtures or equipment related thereto. Tenant acknowledges that Landlord shall have no obligation to provide any security or any of the services described in this Lease, other than Building standard lighting and electricity during Business Hours, with respect to the Storage Premises.

1.8.4 Other Terms. Tenant shall comply with Landlord’s reasonable rules and regulations from time to time promulgated with respect to the use of the Storage Premises. Tenant shall use the Storage Premises for storage of Tenant’s property described in Section 1.7.3 only and in no event shall Tenant maintain any hazardous or perishable materials in the Storage Premises. Further, Tenant’s use of the Storage Premises shall at all times be consistent with the first class nature of the Building. Tenant shall indemnify, defend protect and hold Landlord harmless from and against any and all claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of or in connection with Tenant’s use of the Storage Premises except to the extent due to Landlord’s negligence, willful misconduct or violation of this Lease. In addition, Tenant’s insurance obligations under this Lease shall pertain to Tenant’s use of the Storage Premises. Not more than twice during the term of this Lease, as the same may be extended, upon not less than thirty (30) days notice to Tenant, Landlord shall have the right to relocate the Storage Premises to another location in the Building that is reasonably acceptable to Tenant.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1 In General. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. Tenant hereby acknowledges that portions of the Premises are currently occupied by another tenant of the Building. If Landlord is unable for any reason to deliver possession of the Premises to Tenant on any specific date , then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder except as expressly set forth in this Lease. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the first (1st) Rent Commencement Date to occur after the initial Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant and any Permitted Transferee Assignee two (2) successive options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”). Each option to extend shall be exercisable only by notice delivered by Original Tenant or a Permitted Transferee Assignee to Landlord as provided in Section 2.2.3 below; provided that, as of the date of delivery of such notice, Tenant has not received notice that Tenant is in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease) and such default remains uncured. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term or the initial Option Term, as applicable, Tenant has not received notice that Tenant is in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease) and such default remains uncured, the Lease Term shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Transferee Assignee and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not any other assignee or sublessee or Transferee of Tenant’s interest in this Lease) that has not subleased more than thirty-three percent (33%) of the rentable square footage of the Premises as of the day before the Option Term is to commence. In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 2.2, then the option to extend granted to Tenant pursuant to the terms of this Section 2.2 shall automatically terminate and shall be of no further force or effect. Further, notwithstanding any contrary provision of this Section 2.2, in no event may Tenant exercise its right to extend the Lease Term for the second Option Term under this Section 2.2 if Tenant fails to timely exercise its right to extend the initial Lease Term for the first Option Term under this Section 2.2.

2.2.2 Option Rent. The Rent payable by Tenant during each Option Term shall be equal to ninety-five percent (95%) of the Market Rent, as such Market Rent is determined pursuant to Exhibit G, attached to the Lease (such rent payable during any Option Term, the “Option Rent”) and the Base Year shall be the calendar year in which the then-current term expires (if it expires on or before July 31) or the following calendar year (if it expires after July 31). Except as set forth in the preceding sentence or as otherwise expressly set forth in this Lease, all of the terms of this Lease shall apply during the Option Term and the Lease Expiration Date shall be extended to the last day of the Option Term. The calculation of the “Market Rent” shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions,” as provided for in Exhibit G, and, thereafter, the Market Rent shall be stated as a “Net Equivalent Lease Rate” for the Option Term.

2.2.3 Exercise of Option. The options contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than fifteen (15) months nor less than ten (10) months prior to the expiration of the initial Lease Term or the first (1st) Option Term, as applicable, stating that Tenant is interested in exercising its option; (ii) Landlord shall, within thirty (30) days following Landlord’s receipt of the Option Interest Notice, deliver notice (the “Option Rent Notice”) to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring fifteen (15) days after Tenant’s receipt of the Option Rent Notice, deliver written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice or withdraw Tenant’s exercise of the option right. If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice or withdraw Tenant’s exercise of the option right, then Tenant shall be deemed to have accepted the Option Rent set forth in the Option Rent Notice.

2.2.4 Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects the Option Rent set forth in the Option Rent Notice pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is one hundred eighty (180) days prior to the expiration of the initial Lease Term (the “Outside Agreement Date”), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4. Each party shall make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.4, below.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant or their affiliates during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel. Each party shall pay for the costs of its own Advocate Arbitrator and fifty percent (50%) of the cost of the Neutral Arbitrator.

2.2.4.3 Within ten (10) days following the appointment of the Neutral Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

2.2.4.3.1 Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.4, above;

2.2.4.3.2 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

2.2.4.3.3 Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

2.2.4.3.4 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (the “Briefs”);

2.2.4.3.5 That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “Rebuttals”); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

2.2.4.3.6 The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within thirty (30) days following the appointment of the Neutral Arbitrator;

2.2.4.3.7 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

2.2.4.3.8 That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Property and the buildings containing the Comparable Transactions;

2.2.4.3.9 The specific persons that shall be allowed to attend the arbitration;

2.2.4.3.10 Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Tenant’s Initial Statement”);

2.2.4.3.11 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Landlord’s Initial Statement”);

2.2.4.3.12 Following Landlord’s Initial Statement, Tenant shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”);

2.2.4.3.13 Following Tenant’s Rebuttal Statement, Landlord shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments of Tenant (“Landlord’s Rebuttal Statement”);

2.2.4.3.14 That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent;

2.2.4.3.15 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

2.2.4.3.16 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

2.2.4.4 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

2.3 Termination Right.

2.3.1 Exercise of Termination Right. Tenant shall have the one-time right to terminate and cancel this Lease effective as of the first day of the eighty-fourth (84th) month of the Lease Term (the “Termination Date”), provided that, not later than fifteen (15) months prior to the Termination Date, Tenant delivers to Landlord (i) written notice (the “Termination Notice”) that Tenant intends to terminate this Lease pursuant to the terms of this Section 2.3, and (ii) cash in the amount of the “Termination Fee,” as that term is defined below, as consideration for such early termination. Upon Tenant’s delivery of the Termination Notice to Landlord, Tenant’s ability to first exercise any of Tenant’s rights under Section 1.3 (with respect to the Expansion Space), Section 1.4 (with respect to Right of Availability), Section 1.5 (with respect to Must-Take Space) and Section 2.2 (with respect to the Option Term), and all of Tenant’s rights to any future “Lease Concessions,” as that term is defined below, shall automatically terminate and be of no further force and effect. As used in this Lease, the “Termination Fee” shall be equal to the sum of (x) the unamortized value as of the Termination Date of the Lease Concessions, which amortization shall be calculated on a straight-line basis, resulting in an equal amount of principal being reduced each month, with interest at a rate of eight percent (8%), over the Lease Term, plus (y) six (6) times the monthly installment of Base Rent for the Premises during Lease Year 8. As used in this Lease, the “Lease Concessions” shall be equal to the sum of: (A) the amount of all tenant improvement allowances (including, without limitation, the Tenant Improvement Allowance) disbursed by Landlord in connection with this Lease and not reimbursed by Tenant; and (B) the amount of all real estate commissions paid to Tenant or any broker or brokerage company in connection with the consummation of this Lease. Within ten (10) days following delivery of a written request from Tenant given any time after the Lease Commencement Date, Landlord shall provide Tenant with its calculation of the amount of the Lease Concessions and/or the Termination Fee, as of the date of such request.

2.3.2 Termination of Lease. Provided that Tenant timely elects to terminate this Lease in accordance with Section 2.3.1, above, this Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease prior to the Termination Date. The termination right contained in this Section 2.3 shall be personal to the Original Tenant and its Permitted Transferee Assignees (and may not be exercised by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease).

2.3.3 No Tenant Default. Notwithstanding anything set forth in this Lease to the contrary, if this Lease is terminated as a result of a Tenant default, which default occurred prior to Tenant delivering a Termination Notice to Landlord, then for purposes of determining Landlord’s damages pursuant to Section 1951.2 of the California Civil Code, Tenant’s right to terminate this Lease early shall not be taken into consideration.

2.4 Occurrence of Lease Commencement Date. Subject to causes beyond Landlord’s reasonable control, Landlord shall cause the Lease Commencement Date to occur on or before January 15, 2013 and deliver the Must-Take 1 Space in the Delivery Condition by July 1, 2013 and the Must-Take 2 Space in the Delivery Condition by January 1, 2014. Notwithstanding anything to the contrary set forth in this Lease or the Tenant Work Letter, Tenant shall have the right, subject to the terms of Section 2.4.2 below, to request in writing that Landlord commence demolition of any existing tenant improvements in any portion of the Initial Premises and/or the construction of other improvements in any portion of the Initial

Premises, on Tenant’s behalf, prior to the second Outside Date described in Section 2.4.1 below (i.e., prior to May 31, 2013), and upon receipt of any such request by Tenant, Landlord shall have the right to elect, in Landlord’s sole discretion, to perform such demolition work on Tenant’s behalf or not to perform such demolition work on Tenant’s behalf.

2.4.1 Blow-Out Right. If Landlord does not deliver all of the 9th Floor, 9th Floor Mezzanine, 18th Floor and 19th Floor Premises in the Delivery Condition on or before March 30, 2013, or if Landlord does not deliver the 6th Floor Premises in the Delivery Condition by May 31, 2013 (each an “Outside Date”), then, except as set forth in Section 1.1.4, above, the sole remedy of Tenant for such failure shall be the right to deliver a notice to Landlord (a “Blow- Out Notice”) electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Blow-Out Notice (the “Blow-Out Date”). The Blow- Out Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as the same may be extended pursuant to the terms of Section 2.4.3 below), nor later than ten (10) business days after the Outside Date. The effectiveness of any such Blow-Out Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 2.4.

2.4.2 Termination of Blow-Out Right. Notwithstanding anything to the contrary set forth in this Section 2.4 or elsewhere in this Lease, Tenant hereby acknowledges and agrees that (i) if Tenant accepts delivery of any portion of the Initial Premises and commences construction of the “Tenant Improvements” (as that term is defined in Section 2.1 of the Tenant Work Letter) therein prior to any Outside Date, then Tenant shall no longer have the right to deliver a Blow-Out Notice pursuant to Section 2.4.1 above with respect to any other portion of the Initial Premises, and Tenant’s right to terminate this Lease pursuant to this Section 2.4 shall automatically terminate and be of no further force or effect, and (ii) if Tenant exercises its right set forth in Section 2.4 above and requests in writing that Landlord commence demolition of any existing tenant improvements in any portion of the Initial Premises and/or the construction of other improvements in any portion of the Initial Premises, on Tenant’s behalf, prior to the second Outside Date (i.e., prior to May 31, 2013), then Landlord’s commencement of such demolition and/or construction work shall be deemed commencement of construction of the Tenant Improvements for purposes of clause (i) above.

2.4.3 Extension of Outside Date Prior to Delivery of Blow-Out Notice. If, prior to any Outside Date, Landlord determines that the applicable delivery date will not occur by the applicable Outside Date, then Landlord shall have the right to deliver a written notice to Tenant stating Landlord’s opinion as to the date by which the applicable delivery date will occur, and Tenant shall be required, within ten (10) business days after receipt of such notice, to deliver a notice to Landlord pursuant to which Tenant shall elect either (i) to terminate this Lease, in which case this Lease shall terminate and be of no further force or effect upon Landlord’s receipt of such notice, or (ii) to agree to extend the Outside Date to that date set forth in Landlord’s notice to Tenant. Failure by Tenant to deliver such notice or to make such election shall be deemed to be Tenant’s agreement to extend the Outside Date to that date set forth in Landlord’s notice to Tenant. If Tenant agrees or is deemed to have agreed to extend the Outside Date, then Landlord shall have a continuing right to deliver a notice to Tenant which requests Tenant to elect either to terminate this Lease or to further extend the Outside Date as set forth in this Section 2.4.3, above, until Landlord delivers the Initial Premises to Tenant in the Delivery Condition or until this Lease is terminated.

2.4.4 Other Terms. The Outside Date shall be extended to the extent of any Tenant Caused Delays. Upon any termination as set forth in this Section 2.4, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent and L-C. Except as set forth in Section 1.1.4, above, Tenant’s right to terminate this Lease, as set forth in this Section 2.4, shall be Tenant’s sole and exclusive remedy at law or in equity for the failure of Landlord to timely deliver the Initial Premises in the Delivery Condition.

2.5 Construction Entry; Beneficial Occupancy.

2.5.1 Construction Entry. Notwithstanding the definition of Rent Commencement Date for the Premises set forth above, Tenant shall have the right, at any time after Landlord’s delivery of each portion of the Premises in the applicable Delivery Condition pursuant to Section 1.1.4 above and prior to the occurrence of the date that is two hundred ten (210) days after such delivery, to construct and install the Tenant Improvements in the Premises and/or to test equipment and/or to install its furniture, fixtures, and equipment in the Premises. Tenant’s entry into the Premises for such purposes shall not constitute the commencement of business, provided that all of the terms and conditions of this Lease and the Tenant Work Letter shall apply, except that Tenant shall have no obligation to pay Base Rent, Tenant’s Share of Direct Expenses, or any other costs or expenses attributable to the period of such approved entry.

2.5.2 Beneficial Occupancy. Tenant shall have the right to occupy all or a portion of the Premises (as all or such portion shall be designated by Tenant pursuant to clause (i) below) for the conduct of Tenant’s business during the period set forth in Section 2.5.1, provided that (i) Tenant shall give Landlord at least three (3) days’ prior notice of any such occupancy of the Premises, which notice shall designate the portion of the Premises that Tenant intends to so occupy (such designated space, the “Beneficial Occupancy Space”), (ii) a certificate of occupancy or its legal equivalent shall have been issued by the appropriate governmental authorities for the Beneficial Occupancy Space, or otherwise achieved, if required for Tenant to legally occupy such Beneficial Occupancy Space and (iii) all of the terms and conditions of this Lease shall apply, other than Tenant’s obligation to pay Base Rent and Tenant’s Share of Direct Expenses attributable to such portion of the Premises consisting of the Beneficial Occupancy Space upon such occupancy of the Beneficial Occupancy Space by Tenant. Notwithstanding the foregoing, to the extent that Tenant occupies any Beneficial Occupancy Space for the conduct of Tenant’s business commencing prior to Tenant’s obligation to pay Rent with respect thereto, then for the period from and after such occupancy date through the day immediately preceding the date Tenant is obligated to pay Rent with respect thereto, Tenant shall pay to Landlord the janitorial and electrical costs actually incurred by Landlord with respect to such Beneficial Occupancy Space, and which would not otherwise have been incurred by Landlord but for Tenant’s occupancy of such Beneficial Occupancy Space, without application of any Base Year.

ARTICLE 3

BASE RENT

Commencing on the date set forth in Section 3.3 of the Summary (the “Rent Commencement Date”), Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Property, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid within three (3) business days after the date on which Landlord delivers possession of all of the Initial Premises to Tenant in the Delivery Condition. If any Rent payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay, following the Rent Commencement Date, “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any government mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Property as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Property or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Property or any portion thereof); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Property; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment rental agreements and the fair rental value of any management office space (not to exceed 3,500 square feet); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons at the level of property manager or below (but no leasing or marketing personnel) to the extent engaged in the operation, maintenance and security of the Property; (ix) costs under any commercially reasonable instrument pertaining to the sharing of costs by the Property; (x) operation, repair and maintenance of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (as described in subpart (xiii)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Property, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Property (A) which are intended to effect economies in the operation or maintenance of the Property, or any portion thereof, or (B) that are required under any governmental law or regulation not applicable to the Property as of the Lease Commencement

Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life in a manner consistent with the landlords of the Comparable Building and otherwise in accordance with sound real estate management and accounting principles; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.4, below. Notwithstanding the foregoing, for purposes of this Lease, the following items shall be excluded from Operating Expenses:

(a) cost of repairs or other work incurred by reason of fire, windstorm or other casualty or by the exercise of the right of eminent domain to the extent Landlord is compensated through proceeds or insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under this Lease, provided, however, that, any such costs of repair due to casualty or the exercise of the right of eminent domain that is not excluded from Operating Expenses pursuant to the preceding language (including insurance deductibles) (1) shall be amortized over a period of the useful life of the restoration work as determined in accordance with sound real estate management and accounting principles consistently applied to all tenants in the Building and Tenant shall only be required to pay for such amortized amount during the remaining Lease Term, (2) the aggregate amount included in Operating Expenses shall not exceed one percent (1.0%) of the then replacement cost of the Building and (3) to the extent the casualty is due to the negligence or willful misconduct of any person or entity, then any applicable insurance deductibles shall be excluded from Operating Expenses;

(b) the cost and expense of correcting defects in the construction of the Property or repairs that are covered by warranties;

(c) costs, including fines or penalties, incurred due to a violation of Applicable Laws in force and effect as of the Lease Commencement Date relating to the Property, but not including on-going recurring compliance costs (by way of example only, costs to comply with an existing Applicable Law requiring periodic elevator maintenance, or related to fire-extinguisher inspections, shall be included in Operating Expenses);

(d) costs incurred due to the presence of hazardous material (as defined under Applicable Laws), except to the extent caused by the release or emission thereof by Tenant;

(e) charitable and political contributions or reserves of any kind;

(f) except as set forth in items (xii) and (xiii) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(g) fees payable by Landlord for management of the Property in excess of three percent (3%) (such percentage to be known generally as the “Management Fee Percentage”) of Landlord’s gross revenues from the Property, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Property with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees from the Property for any calendar year or portion thereof; or

(h) expense reserves;

(i) Landlord’s and Landlord’s managing agent’s general corporate or partnership overhead and general administrative expenses, and all costs associated with the operation of the business of the ownership or entity which constitutes “Landlord,” as distinguished from the costs of Building operations, management, maintenance or repair, including, but not limited to, costs of entity accounting and legal matters, costs of any disputes with any ground lessor or mortgagee, costs of acquiring, selling syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in all or any part of the Property and/or Common Areas;

(j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to Tenant’s Premises or to the premises of any other tenant or occupant of the Property and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the improvement or alteration work described herein;

(k) costs in connection with the original construction of the Property and related facilities;

(l) costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tool, and rental payments and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (i) equipment which is used in providing janitorial or similar services and which is not affixed to the Building, (ii) equipment rented temporarily to remedy or ameliorate an emergency condition, and (iii) as otherwise expressly permitted pursuant to items (xii) and (xiii), above;

(m) costs for which the Landlord is to be reimbursed by any tenant (other than as a reimbursement of operating expenses) or occupant of the Property or by insurance by its carrier or any tenant’s carrier or by anyone else;

(n) costs of all items and services for which Tenant reimburses Landlord or pays to third parties or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant);

(o) depreciation and amortization except as permitted pursuant to items (xii) and (xiii), above;

(p) costs incurred due to violation by Landlord or its managing agent or any tenant of the terms and conditions of any lease;

(q) payments to subsidiaries or affiliates of Landlord, for management or other services in or to the Property, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(r) except as permitted pursuant to items (xii) and (xiii), above, interest, principal, points and fees on debt or amortization payment on any mortgages, deeds of trust or other debt instruments;

(s) any compensation and benefits paid to personnel working in or managing a food service or health club or other commercial concession operated by Landlord or Landlord’s managing agent;

(t) marketing, advertising and promotional costs and cost of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(u) cost of repairs or other work incurred by reason of fire, windstorm or other casualty or by the exercise of the right of eminent domain to the extent Landlord is compensated through proceeds or insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under this Lease;

(v) leasing commissions, attorneys fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenant or other occupants, or associated with the enforcement of any leases or the defense of Landlord’s title to or interest in the Property or any part thereof or Common Areas or any part thereof;

(w) any items included in Tax Expenses;

(x) costs of repair or replacement for any item covered by a warranty to the extent covered by the warranty;

(y) costs of which Landlord is reimbursed by its insurance carrier or by any tenant’s insurance carrier or by any other entity;

(z) costs, fees, dues, contributions or similar expenses for political or charitable organizations;

(aa) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(bb) acquisition or insurance costs for sculptures, paintings, or other art;

(cc) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property vis-à-vis time spent on matters unrelated to operating and managing the Property;

(dd) the cost of any electric power used by any tenant in the Building for which such tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

(ee) Tax Expenses and costs expressly excluded from Tax Expenses;

(ff) the cost of tenant newsletters and Building promotional gifts, events or parties for existing occupants, and any costs related to the celebration or acknowledgment of holidays in excess of costs consistent with the general practice of landlords of the Comparable Buildings and any costs for parties for prospective occupants;

(gg) costs associated with the marketing of the Building for sale or the actual sale of the Building, and costs, fees, dues, contributions or similar expenses for industry associations or similar organizations and entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; and

(hh) the cost of installing, operating and maintaining any specialty service, observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club, or child care facility, or other service operated or supplied by or normally operated or supplied by a third party under an agreement between a third party and a landlord.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Property is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses (excluding any management fee, which shall be adjusted pursuant to the terms of Section 4.2.4(g), above) for such year (and shall make such adjustment for the Base Year) to determine the amount of Operating Expenses that would have been incurred had the Property been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall include (i) market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, which extraordinary circumstance occurs (or effects costs) on a regional or national basis and causes a category(ies) of Operating Expenses to significantly increases in cost on a temporary basis (i.e., less than twenty-four (24) months) (“Extraordinary Expenses”), and (ii) amortized costs relating to capital improvements incurred during the Base year (but not in preceding years) to the extent otherwise allowed to be included in Operating Expenses pursuant to Section 4.2.4, above; provided, however, that at such time as any Extraordinary Expenses or capital improvement are no longer included in Operating Expenses, such particular Extraordinary Expenses or capital improvement, as applicable, shall be excluded from the Base Year calculation of Operating Expenses. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others or otherwise incur or accrue the same Operating Expense more than once, and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Property, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Property, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Property, or any portion thereof, or as against the business of leasing the Property, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Property.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, transfer taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due, and (v) any assessments on real property or improvements located outside of the Property. If the property tax assessment for the Property (or any portion thereof) (or Tax Expenses) for the Base Year does not reflect an assessment (or Tax Expenses) for a one hundred percent (100%) leased, completed and occupied project (such that existing or future leasing, tenant improvements and/or occupancy may result in an increased assessment and/or increased Tax Expenses), Tax Expenses shall be adjusted, on a basis consistent with sound real estate accounting principles, to reflect an assessment for (and Tax Expenses for) a one hundred percent (100%) leased, completed and occupied project. In addition, notwithstanding anything in this Lease to the contrary, Tax Expenses shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein resulting from the improvement of any of the Property for the sole use of other occupants. All assessments which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and shall be included as Tax Expenses in the year in which the installment is actually paid.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Property among different portions or occupants of the Property (the “Cost Pools”), in Landlord’s reasonable discretion based on the extent to which services and related costs are attributable to the respective Cost Pool. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Property, and the retail space tenants of the Property. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner; provided however, notwithstanding anything herein to the contrary, in no event shall any portion of the Direct Expenses allocated to Tenant include any Direct Expenses attributable solely to a Cost Pool that does not include Tenant.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”); provided, however, Landlord hereby agrees that for any Expense Year, “Controllable Expenses,” as that term is defined in this Section 4.4 below, shall never be increased by more than five percent (5%) of the Controllable Expenses applicable to the prior Expense Year that may be charged under this Lease. For purposes of this Section 4.4, “Controllable Expenses” shall mean all Direct Expenses except: (i) Tax Expenses and any and all assessments, including assessment districts and government-mandated charges with respect to the Building or the Property, or any part thereof; (ii) premiums for insurance carried by Landlord with respect to the Property and/or the operation thereof; (iii) costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal; (iv) increases in wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance or security of the Building or Property, to the extent (a) such agents or contractors are union, or (b) such increases are due to increases in the applicable minimum wage legally required to be paid to such personnel; and (v) the costs of capital alterations, capital additions, capital improvements, capital repairs, and capital replacements; amortized as described in Sections 4.2.4(xii) and (xiii) above.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding anything to the contrary in this Lease, including Section 4.4.2, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the expiration of the Lease Year during which Landlord incurs such Direct Expense, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before January 1 of each year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one- twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises installed by Tenant, whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above. For purposes of this Section 4.5.2, Landlord and Tenant hereby agree that the valuation of Landlord’s “building standard” tenant improvements shall be equal to Ninety and 00/100 Dollars ($90.00) per rentable square foot.

4.5.3 Notwithstanding any contrary provision herein, but subject to Section 4.2.5.3, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Property, including the Property parking facility.

4.6 Landlord’s Books and Records. Notwithstanding anything to the contrary contained in this Lease, if, within one hundred eighty (180) days after receipt of a Statement by Tenant, Tenant (i) reasonably disputes any amounts set forth in any Statement described above in this Article 4, and (ii) is not then in default under this Lease beyond any applicable notice and cure periods, then Tenant shall have the right to cause Landlord’s general ledger of accounts and Direct Expenses with respect to such disputed Statement only to be audited by a nationally recognized firm of certified public accountants, at no cost or expense to Landlord, which has prior experience in the review of financial statements and which shall not be retained by Tenant on a contingency fee basis; provided, however, Tenant shall not have the right to perform any such audit more than one (1) time for any Expense Year during the Lease Term. Any audit conducted by or on behalf of Tenant shall be completed in a diligent and timely manner (but in any event within two (2) months after Tenant initially disputes the applicable Statement) and shall be performed at Landlord’s office during Landlord’s normal business hours and in a manner so as to minimize interference with Landlord’s business operations. Landlord shall have no obligation to make photocopies of any of Landlord’s ledgers of Direct Expenses, invoices or other items. Tenant agrees to keep, and to cause Tenant’s accountant and its employees to keep, all information revealed by any audit of Landlord’s books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord and Tenant’s employees and agents participating in such audit, unless compelled to do so by law or in litigation with Landlord, and Tenant and its accountant shall sign a commercially reasonable confidentiality agreement reflecting such confidentiality. Tenant’s audit shall be limited to an on-site review of Landlord’s general ledger of accounts and supporting documentation. If after such audit, Landlord and Tenant dispute the results of such audit, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Direct Expenses. The amounts payable under this Section 4.6 by Landlord to Tenant or by Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement of Direct Expenses in excess of five percent (5%) for such Expense Year, Landlord shall reimburse Tenant for all of the overcharges plus the reasonable cost of both audits within thirty (30) days after completion of such audit; otherwise the cost of such audits shall be borne by Tenant. Tenant agrees that this Section 4.6 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Property to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization (other than a fitness center or wellness program for Tenant’s employees and contractors, installed by Tenant pursuant to the terms of Article 8 of this Lease); (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Property) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Property or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them or use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Except for the use and storage of normal quantities of Hazardous Substances related to the Permitted Use in accordance with laws, Tenant shall not cause or permit any Hazardous Substance to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant’s agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord’s written consent. Tenant shall immediately notify Landlord, and shall direct Tenant’s agents, employees contractors, invitees, assignees and sublessees to immediately notify Tenant, of its actual knowledge of any incident in, on or about the Premises, the Building or the Property that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. Landlord shall also immediately notify Tenant of any such incident. As used herein, “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” also includes asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum. To the knowledge of Landlord as of the date of this Lease, no Hazardous Substance is present on the Project or the soil, surface water or groundwater thereof, except as set forth in reports provided to Tenant prior to Tenant’s execution of this Lease.

5.3 CAP Process. Tenant acknowledges that during the Lease Term, the Bank will be conducting operations critical to the Bank’s business within those portions of the Property identified in Exhibit F attached hereto (such portions, as the same may be modified from time to time by written notice from Landlord to Tenant, the “Critical Environments”); provided, however, to the extent any portion of the Critical Environments, as shown on Exhibit F, are delivered to Tenant as part of the Premises, such part of the Premises shall no longer be deemed to be Critical Environments. Tenant may not perform, or allow any utility provider, vendor, or other third party to perform, any “Alterations” as that term is defined in Section 8.1, below, or any construction, repair, maintenance, testing, or other work that requires entry into the Critical Environments, or that could potentially impact or interrupt the Bank’s operations within the Critical Environments (e.g., outdoor activities that produce vibration (such as jack hammering), airborne particulates, or the release of water) (collectively, “CE Work”), without first procuring the prior written consent of Landlord to such CE Work, which consent shall be requested by Tenant not less than sixty (60) days prior to the planned commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided that it shall be deemed reasonable for Landlord to withhold its consent to any CE Work that may result in Landlord being in breach or default under the Bank’s lease. To the extent Landlord approves such CE Work, Tenant agrees to comply with, and cause the utility providers, vendors, and other third parties performing the CE Work to comply with, the Bank’s Critical Awareness Process (“CAP Process”), as set forth in the Bank’s Corporate Workplace Critical Awareness Handbook and Critical Facilities Bulletins (the “Handbook”). Tenant hereby acknowledges receipt of the current Handbook. Landlord shall notify Tenant of any changes to the Handbook and/or the CAP Process after the Commencement Date, which changes shall not materially affect Tenant’s obligations under the CAP Process existing as of the date of this Lease. Landlord shall coordinate communications between Tenant and the Bank regarding the CAP Process.

5.4 Tenant’s Bicycles. Tenant’s employees shall be permitted to bring their bicycles (“Bicycles”) into the designated portions of the Building, subject to the provisions of this Section 5.4, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time (in Landlord’s reasonable discretion) that do not unreasonably interfere with Tenant’s ability to park its bicycles as contemplated herein and provided to Tenant (provided that Landlord shall not enact any such rules and regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building), and only to the extent such Bicycles are used for commuting to and from work by such employees. AT NO TIME ARE RIDERS ALLOWED TO RIDE ANY BICYCLE IN THE PREMISES, THE “GARAGE” (AS THAT TERM IS DEFINED BELOW), THE BUILDING, OR ANYWHERE ELSE WITHIN THE PROPERTY. RIDERS MUST ALWAYS WALK THEIR BICYCLES WITHIN THE PROPERTY BOUNDARIES. Storage of any Bicycle anywhere on the Property other than as expressly set forth in this Section 5.4 is prohibited. Tenant shall keep its employees informed of these rules and regulations and any modifications thereto.

5.4.1 Bicycle Storage Area. On or before the Rent Commencement Date, Landlord shall provide, for Tenant’s exclusive use, a secure facility on level 1 or level 3 of the Building’s parking garage (the “Garage”) (exact location within the Garage to be determined by Landlord in Landlord’s reasonable discretion) of a reasonable size to allow for the storage of up to fifty (50) operable nonmotorized Bicycles (the “Bicycle Storage Area”). Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than the permitted number of Bicycles. Each rider shall use the Bicycle Storage Area at is sole risk. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time (so long as it is sufficient for the reasonable storage of fifty (50) bicycles) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord has no obligation to provide any security whatsoever in connection with the Bicycle Storage Area except as expressly set forth in this Section 5.4.1. Landlord shall provide twenty-four (24) hours per day, seven (7) days per week, reasonable access control services for the Bicycle Storage Area in a manner materially consistent with the services provided by landlords of Comparable Buildings. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all Bicycles belonging to its employees from the Bicycle Storage Area and Tenant, at Tenant’s sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of Tenant’s property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord upon demand the cost of such repair. If Tenant fails to remove any Bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said Bicycles in such lawful manner as it shall determine in its sole and absolute discretion.

5.4.2 Additional Bicycle Storage Areas. Landlord hereby grants to Tenant the right to construct additional bicycle storage areas (“Additional Bicycle Storage Areas”), at Tenant’s sole cost and expense, pursuant and subject to the terms of this Section 5.4.2. Any Additional Bicycle Storage Area(s) shall be deemed an “Alteration” under this Lease, and the terms and conditions of Article 8 below shall apply to such Additional Bicycle Storage Area(s). If Tenant elects to construct any Additional Bicycle Storage Area(s), such areas shall be constructed utilizing parking spaces designated by Landlord, in Landlord’s reasonable discretion. Tenant shall pay to Landlord rent for the Additional Bicycle Storage Areas on a monthly basis in an amount equal to the rate Tenant would be charged by Landlord from time to time for such parking passes pursuant to Article 28 of this Lease. The number of parking spaces used by Tenant as Additional Bicycle Storage Areas shall count toward the total number of parking passes allocated to Tenant as set forth in Section 9 of the Summary during the Lease Term.

5.4.3 6th Floor Premises. Tenant’s employees shall not be permitted to bring their Bicycles anywhere in the Premises except the 6th Floor Premises. The right provided to Tenant and its employees to bring Bicycles into the 6th Floor Premises shall be subject to the following terms and conditions: (i) Bicycles may only enter and exit the Building through the Garage entrance; (ii) Bicycles may enter and exit the Building at all times; (iii) Bicycles must be taken directly from the Garage to the 6th Floor Premises via the Building’s freight elevator, which Tenant’s employees shall be entitled to operate at any time; (iv) Landlord shall have the right to reasonably designate the path of travel that Tenant’s employees must follow to/from the Garage and the freight elevator; and (v) during such time as Bicycles are within the Premises, all Bicycles must be stored within a room designated for such storage on the “Final Space Plan,” as that term is defined in the Tenant Work Letter. Prior to the Rent Commencement Date, Landlord shall, at Landlord’s sole cost, create a corridor next to the loading dock from the Garage to the freight elevator for Tenant’s personnel to use to access the freight elevator.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, assuming an office occupancy density no greater than one (1) person for any 125 rentable square feet of space, from 7:00 A.M. to 8:00 P.M. Monday through Friday, and on Saturdays and Sundays from 9:00 A.M. to 2:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays generally recognized in Comparable Buildings (collectively, the “Holidays”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2 The Premises shall be separately sub-metered for electricity by Landlord, and Tenant shall pay the cost of such electricity to Landlord, as Additional Rent (but not as an Operating Expense), equal to the rates charged by the public utility company furnishing such electricity. The cost of any such meters and of the installation, maintenance, and repair thereof shall be paid for by Landlord. Landlord shall provide adequate electrical wiring and facilities and electricity for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of Tenant’s convenience electrical outlets does not exceed an average of five (5) watts per rentable square foot of the Premises on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts or two hundred twenty (220) volts, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1.5) watts per rentable square foot of the Premises on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal one hundred twenty (120) volts or two hundred seventy-seven (277) volts or low voltage, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant may use additional capacity, if available, provided Tenant pays the cost of all transformers and panels as a result thereof. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises and Landlord shall provide, as part of Direct Expenses, lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the Building electrical systems.

6.1.3 Landlord shall provide city water, gas, kitchen and sewer from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas and Premises.

6.1.4 Landlord shall provide customary weekday janitorial services to the Premises and the Outdoor Terraces, except the date of observation of the Holidays in accordance with the specifications set forth in Exhibit P. Tenant shall pay to Landlord, as Additional Rent (but not as an Operating Expense), its actual, third party costs for such janitorial service to the extent such costs could be included in Direct Expenses had there been no Base Year. Subject to Landlord’s reasonable approval, Tenant shall be permitted to hire day porters to provide supplemental services to the Premises. In connection with Landlord’s janitorial staff, Landlord shall comply with Tenant’s reasonable security and confidentiality requirements.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have one (1) elevator available at all other times.

6.1.6 Landlord shall provide use of the Building loading dock for deliveries to Tenant. All deliveries require one (1) business days’ prior written notice to Landlord (which notice may be given by telephone), and drivers of delivery vehicles must present identification and paperwork in accordance with Landlord’s requirements; provided, however, the following delivery vehicles are pre-approved by Landlord and shall not require any such prior notice: (i) FedEx; (ii) UPS; and (iii) United States Postal Service. Tenant acknowledges that armored car ingress and egress to and from such loading areas shall have priority over other vehicles using and waiting to use the loading dock.

6.1.7 Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant to utilize the existing and future Building risers, raceways, shafts and conduit to the extent (i) there is available space in the Building risers, raceways, shafts and/or conduit for Tenant’s use, which availability shall be determined by Landlord in Landlord’s reasonable discretion, and (ii) Tenant’s requirements are consistent with the requirements of a typical user for the Permitted Use; provided Tenant shall be entitled to not less than Tenant’s Share of such space for use by all tenants in the Building except Bank of America. Tenant shall be entitled to use of such Building risers, raceways, shafts and/or conduit free of charge. Tenant may only use vendors reasonably approved by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit. Tenant shall have the right, at no charge, to cross connect to any fiber located at the Property; provided Tenant shall be solely responsible for the cost of such wiring, including installation and maintenance.

6.1.8 Landlord shall provide reasonable access-control services for the Building and in the Building parking facility in a manner materially consistent with the services provided by Landlord as of the date of this Lease. Without limiting the foregoing, Landlord shall provide (a) on-site security personnel on a 24/7 basis, (b) monitoring of the Building perimeter and interior via regular rounds and CCTV cameras and (c) card reader access to the Building. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Property of any person. Landlord hereby agrees that Tenant shall have the right to install a card key security system (“Tenant’s Security System”) in the Premises and to connect such system to Landlord’s security system for the Building. In addition, Landlord hereby agrees to control elevator access to Tenant’s floors based on Tenant’s requests. Tenant’s Security Systems shall by subject to Landlord’s prior review and approval, and the installation thereof shall be deemed an Alteration and shall performed pursuant to Article 8 of this Lease, below. In addition, Tenant shall coordinate the selection, installation and operation of Tenant’s Security System with Landlord in order to ensure that Tenant’s Security System is compatible with Landlord’s Building security systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s Building systems and equipment, Tenant shall not be entitled to install and/or operate the Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. Landlord represents that the Building’s security system will have sufficient capacity for Tenant to add a card key security system within the Premises.

6.1.9 Subject to applicable laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the above utilities and the Building, the Premises and the Common Areas, other than common areas requiring access with a Building engineer, the parking garage and freight elevator, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the loading dock, mailroom and other limited-access areas of the Building during the normal operating hours of such portions of the Building. On or before each delivery date, Landlord shall deliver to Tenant one (1) Building key card per 100 rentable square feet of the portion of Premises being delivered on such delivery date, at no charge to Tenant. Tenant shall have the right to deliver written notice to Landlord requesting additional key cards, from time to time, provided that such notice shall include payment in an amount equal to Fifteen and 00/100 Dollars ($15.00) per key card requested therein. Tenant shall pay Twenty-Five and 00/100 Dollars ($25.00) for each key card requested to replace lost cards.

6.2 Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess utility consumption, the cost of the installation, operation, and maintenance of equipment which is required to be installed in order to supply such excess consumption; and, to the extent no previously installed, Landlord may install devices to separately sub-meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Property or the risers or wiring installation; provided, however, Tenant shall have the right, subject to the terms of Article 8, to increase such capacity. Notwithstanding anything to the contrary in this Lease, Tenant may operate the HVAC within the Premises at its discretion; provided, however, if Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall reimburse Landlord for the actual cost of supplying chilled water and gas to the Premises during non-Building Hours at the actual rates charged by the utilities, which cost shall be equitably prorated among all Building occupants (other than the Bank) operating HVAC during the same non-Building Hours. For purposes of an example, Exhibit K, attached hereto, sets forth the calculation of such actual utilities costs, with the actual calculation being subject to the actual rates charged by the utilities. Landlord shall, at its sole cost, as part of the Core and Shell Work, provide a cloud-based software system (Workspeed) to allow Tenant to control Tenant’s after-hours HVAC.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Property after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Use of Shafts and Utility Connections. Landlord shall have reasonable access, and shall be entitled to allow other tenants reasonable access, through existing Building shafts to other portions of the Building (including the roof and mechanical floors), or to utility connections outside the Building, for the installation, repair, and maintenance of ducts, pipes, connections, and equipment for cables, conduits, transmitters, receivers, and other office, computer, communications and word and data processing equipment and facilities, including any technological devices not yet developed, whether similar or dissimilar to the foregoing, which may hereafter become necessary or desirable for any permitted use of the Property; provided, however, that to the extent such shafts or utility connections are located within or adjacent to the Premises, such access shall not materially interfere with Tenant’s occupancy of the Premises and any access to the Premises shall be subject to the terms of Section 27.1.

6.5 Computer Room Chilled Water and Electrical Systems. Tenant acknowledges that piping and valves located in the subflooring and in the columns on Floors 6, 7, and 8 of the Building, as well as certain wires, cable and associated electrical distribution equipment, and fire suppression and EPO (Emergency Power Off) systems (collectively, “Computer Room Chilled Water and Electrical Systems”) serve the critical business operations of other tenants of the Property. Tenant shall not alter or disturb or permit any third party to alter or disturb the Computer Room Chilled Water and Electrical Systems; provided, however, that Tenant shall be permitted to install and use its own under floor electrical and/or chilled water systems. Tenant shall indemnify, defend, protect, and hold harmless the “Landlord Parties” (as defined in Section 10.1, below) from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees)

incurred in connection with or arising from Tenant’s use, alteration or disturbance of, or access to, the Computer Room Chilled Water and Electrical Systems, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of or violation of this Lease by Landlord or Landlord Parties.

6.6 Minimum Point of Entry. Tenant acknowledges all telecommunication services must be routed through the Minimum Point of Entry located on the first (1st) floor of the Building (the “MPOE”), which MPOE is for use by the tenants of the Building other than the Bank; and Tenant shall have no right to use the MPOE located on the first (1st) floor of the Building that is dedicated to the Bank’s use. Landlord shall coordinate access to the MPOE for Tenant’s telecommunications service providers.

6.7 Supplemental HVAC. Subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install a supplemental HVAC system serving all or any portion of the Premises. Any such supplemental HVAC system shall be installed pursuant to the terms of Article 8 and shall be deemed an Alteration for purposes of this Lease; provided, however, it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would materially interfere with the occupancy of other tenants in the Building, or would materially interfere with, or materially increase the cost of, Landlord’s maintenance or operation of the Building, unless Tenant agrees to pay for such increased costs and such installation would not result in Landlord being in breach or default under any other tenant’s lease. Tenant shall have the option either to utilize the Building’s chilled or condenser water, at Landlord’s actual cost without markup, or to install in or on the Building (including the roof) the necessary equipment to supply a sufficient quantity of chilled or condenser water to the Premises and to connect the equipment to the Premises through the Building shafts and systems. If Tenant connects into the Building’s chilled or condenser water system pursuant to the terms of the foregoing sentence, then Landlord shall install a submetering device at Tenant’s sole cost and expense, which shall measure the flow of chilled or condenser water to the Premises, and Tenant shall pay Landlord for Tenant’s use of chilled or condenser water at Landlord’s actual cost. Tenant shall bear all costs of the equipment and installation.

6.8 Tenant’s Back-Up Generator. Tenant will have third-tier priority access to the Building’s back-up generators existing as of the date of this Lease, which Landlord shall maintain throughout the Lease Term, and any extension thereof. Tenant hereby acknowledges and Landlord agrees that only (i) the Building’s emergency systems, and (ii) the Bank’s critical systems have higher priority to such Building back-up generators, and that other tenants of the Building will share third-tier priority access with Tenant. The Building back-up generators consist of four (4) 3,000 D Watt Diesel Turbine Emergency Generators that supply emergency lighting, fire pumps, computer system on floors 6—8, EMS System and elevators one cab per bank at a time for exiting. Notwithstanding the foregoing, Tenant shall be entitled to install, for Tenant’s own use and at Tenant’s sole cost and expense, one (1) back-up generator to service the Premises (the “Generator”), provided that such Generator shall only be utilized by Tenant in the event of an emergency or in connection with Tenant’s testing (which testing shall only be performed before or after the Building Hours), maintenance or repair of the Generator. In connection with Tenant’s testing, maintenance or repair of the Generator, in either of such circumstances, to the extent reasonably practical, Tenant shall give Landlord reasonable prior notice of such non-emergency intended usage. Tenant’s use of the Generator shall be subject to such rules and regulations as Landlord may reasonably adopt from time to time. Tenant shall be responsible, at Tenant’s sole cost and expense, to obtain all permits, licenses, entitlements, authorizations or certifications which are required in connection with (i) the use and operation of the Generator and the location of the Generator, and (ii) any associated fuel tank and fuel storage. Landlord shall use reasonable efforts (at no cost to Landlord) to assist Tenant with ministerial acts required in connection with obtaining such permits, licenses, entitlements, authorizations or certifications. The physical appearance and the size of the location housing for the Generator shall be subject to Landlord’s reasonable approval, and Landlord may require Tenant to incorporate improvements or other screening surrounding such Generator area, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Landlord shall, at no cost to Tenant (except as otherwise provided below in this Section 6.8), provide space at a location on the roof of the podium portion of the Building, or as otherwise mutually and reasonably agreed upon by Landlord and Tenant (provided, however, in no event shall any such generator be located in an area which interferes with any other tenant’s equipment, or any of the Building Systems), for Tenant’s installation of the Generator, and such installation shall be at Tenant’s sole cost and expense. Tenant’s installation of the Generator shall be accomplished in accordance with the terms of Article 8 of this Lease, in the event not installed as part of the initial Tenant Improvements. Such Generator shall remain Tenant’s personal property throughout the Lease Term and, in all instances, comply with all recorded covenants, conditions and restrictions and all Applicable Laws. Tenant’s use of the Generator shall be subject to all of the terms and conditions of this Lease, including, but not limited to the provisions of Article 10 of this Lease, and the Hazardous Substance requirements set forth in this Lease. At Landlord’s option, given by written notice to Tenant not less than thirty (30) days prior to the expiration or earlier termination of the Lease, Tenant shall, as of the expiration or earlier termination of this Lease, remove the Generator and all associated infrastructure, and repair any damage to the Building or Property caused by the installation or removal thereof, all at Tenant’s sole cost and expense.

ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good condition and operating order in a manner consistent with Comparable Buildings the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, base building restrooms and all Common Areas, including exterior landscaping (collectively, the “Building Structure”), and the “Base Building” (as that term is defined below) mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord (collectively, the “Building Systems”). Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the Building Structure and/or the Building Systems except to the extent required because of Tenant’s use of the Premises for other than normal and customary business office operations. Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including without limitation, Section 5.3 and Article 8 hereof, but subject to Landlord’s obligations in this Article 7 and to Articles 10, 11 and 13, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, subject to Articles 10, 11 and 13 Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that if Tenant fails to make such repairs, within applicable notice and cure periods Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Property) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times on the terms set forth in Section 27.1 to make such repairs, alterations, improvements or additions to the Premises or to the Property or to any equipment located in the Property as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Landlord shall use commercially reasonable efforts to complete any required repairs in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which may violate the CAP Process described in Section 5.3 above, or may adversely affect the structural portions or the systems or equipment of the Building, or has a material effect on the exterior appearance of the Building when the Building is viewed in its entirety from the street of from a neighboring building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations without Landlord’s prior consent and without prior notice to Landlord (subject to the terms of Article 9, below), to the extent that such Alterations cost less than $10,000.00 for a particular job or work and are strictly cosmetic (such as painting or carpeting). Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following three (3) business days’ prior written notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not adversely affect the Building Structure, Building Systems or equipment, (ii) does not have a material effect on the exterior appearance of the Building when the Building is viewed in its entirety from the street of from a neighboring building, (iii) cost more than $10,000.00 but less than $100,000.00 for a particular job of work, and (iv) would not require Tenant to obtain Landlord’s consent pursuant to the terms and conditions of Section 5.3 of this Lease. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property. For the avoidance of doubt, the items listed on Exhibit N shall be considered Tenant’s Property. Except for Alterations which cannot be removed without structural injury to the Premises or the Building, at any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal and returns the affected portion of the Premises to the condition that existed prior to the installation of Tenant’s Property.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen reasonably approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, given at the time Landlord approves such Alterations remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City in which the Building is located, all in conformance with Landlord’s construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, the non-tenant portions of the Property, including common restrooms and common elevators lobbies and the systems and equipment located in the internal core of the Building and the Common Areas and the portions of the base building systems within the Premises (such as the main loop of the sprinkler system and the main HVAC trunk/loop) and all emergency evacuation stairways. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Property or any portion thereof, by any other tenant of the Property, and so as not to obstruct the business of Landlord or other tenants in the Property. In addition, any Alteration that requires the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vender must be reasonably approved by Landlord, and that the amount and location of any such cabling must be reasonably approved by Landlord. All subcontractors, laborers, materialmen, and suppliers used or selected by Tenant shall be reasonably approved by Landlord. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations requiring Landlord’s consent, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Property management office one (1) reproducible hard copy and electronic copies (in both CAD and PDF format) of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord its actual costs and expenses arising from Landlord’s involvement with such work. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, to the extent such action is consistent with the actions of the landlords of the Comparable Buildings in connection with a similar alteration being performed by a tenant of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to the condition that existed prior to the installation of such Alterations. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to the condition that existed prior to the installation of such Alterations; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to remove any Tenant Improvements or Alterations which are normal and customary business office improvements for the South of Market (“SOMA”) portion of the financial district area of San Francisco, California; provided, however, in any event Landlord may require Tenant to remove, all (i) rolling files and structural supports, (ii) built-in or high-density file systems, (iii) any supplemental HVAC system installed by Tenant, (iv) any improvements which affect the Building Structure, including, without limitation, any stairwells, internal staircases or vaults, and any improvements which affect the Building Systems, including, without limitation, any cooking kitchens (i.e., with gas ovens/stoves) other than in the 9th Floor Premises, any fitness or exercise facility, showers, or core drills, (v) any security or information technology systems installed by or on behalf of Tenant in the Premises, including, without limitation, any data center, (vi) any Additional Bicycle Storage installed by Tenant or on behalf of Tenant, (vii) any Generator installed by Tenant or on behalf of Tenant, and (viii) any “Communications Equipment” (as that term is defined below) installed by or on behalf of Tenant. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to the required condition, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, except to the extent due to Landlord’s negligence, willful misconduct or violation of this Lease, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Except as set forth in this Section 8.5, Tenant shall not be required to restore any improvements constructed pursuant to the Tenant Work Letter.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Property, Building and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice of any Alterations requiring Landlord’s consent at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility; provided, however, notwithstanding anything to the contrary set forth in Section 8.1 above or this Article 9, if Landlord’s title to the Property, Building or Premises is subjected to any lien or encumbrance in connection with any Alteration which Landlord did not receive prior notice of from Tenant before such work was commenced, Tenant shall thereafter, with respect to Alterations that Tenant is not obligated to provide Landlord prior notice pursuant to the terms of Section 8.1, above, be required to give Landlord at least three (3) business days notice prior to the commencement of any such Alterations. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Property, Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Except to the extent due to the negligence or willful misconduct of, or violation of this Lease by Landlord Parties, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) due to third party claims in connection with or arising from (i) any cause in, on or about the Premises, (ii) any negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Property, or (iii) any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or Landlord’s violation of this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in which Tenant’s indemnity obligations to Landlord are applicable, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) arising from the gross negligence or willful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for purposes other than the uses permitted hereunder causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance in broad form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and including contractual liability coverage insuring the performance by Tenant of its obligations under this Lease including the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than (which may be satisfied by a combination of general liability and excess/umbrella policies):

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate (0% Insured’s participation)

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type (excluding flood insurance), including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one (1) year.

10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any lender, property manager, agent or affiliate the Landlord reasonably so specifies, as an additional insured on all liability insurance (except employer’s liability), including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) be in form and content reasonably acceptable to Landlord. Tenant shall deliver certificates of such policies to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. Tenant shall immediately notify Landlord in the event any policy of insurance carried by Tenant is cancelled or the coverage materially changed. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, after providing Tenant with five (5) business days’ notice, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective property insurance carriers in the event of a property loss to the extent such loss is due to a risk that is covered by the property insurance actually carried by such party or would have been covered had such party carried the coverage required of such party hereunder. Notwithstanding anything to the contrary in this Lease, the parties each hereby waive all rights and claims against each other and their agents, employees, contractors and subtenants for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Section 10.5.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall such new or increased amounts or types of insurance exceed that required of comparable tenants by landlords of the Comparable Buildings.

10.7 Landlord’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.7.1 Commercial General Liability Insurance as described in Section 10.3.1 above, but with respect to Landlord’s operations.

10.7.2 Physical Damage Insurance covering the Base Building and the Common Areas, and all Landlord’s personal property in the Building. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Building and such Common Areas. Such restoration shall be to substantially the same condition of the Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.4 of this Lease which pertain to work to be performed by Landlord, and Landlord shall repair any injury or damage to the Tenant Improvements, Alterations and the Original Improvements installed in the Premises and shall return such Tenant Improvements, Alterations and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord. Prior to the commencement of construction, Landlord shall submit to Tenant, for Tenant’s review and approval, all plans, specifications and working drawings relating to the repair of such damage and the restoration of such Tenant Improvements, Alterations and Original Improvements to their original condition, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is unable to use, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is unable to use, and does not use, a portion of the Premises, and as result thereof it is commercially impractical for Tenant to use all or a portion of the remaining Premises (i.e., the portion of the Premises that Tenant is actually able to use), and if Tenant does not conduct its business from the remaining Premises or portion thereof, then for such time during which it is impractical for Tenant to conduct its business therein, the Rent shall also be abated for the remaining Premises (or portion thereof) that Tenant does not use. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. If the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees or contractors, then Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand), up to Fifty Thousand Dollars ($50,000.00), and such deductible amount shall not be included in Operating Expenses.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Property, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Property shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, provided that Landlord terminates the leases of all tenants of the Building whose premises are similarly damaged by the casualty (to the extent Landlord retains such right pursuant to the terms of the applicable tenants’ leases), and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Property or ground lessor with respect to the Building or Property shall require that more than Five Million Dollars ($5,000,000) of the insurance proceeds be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Five Million Dollars ($5,000,000.00) of the damage is not fully covered by Landlord’s insurance policies; or (iv) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage all or a portion of the Premises are unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred seventy (270) days after the casualty (three hundred sixty (360) days if the damage was caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors), or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. In addition, if such restoration is not substantially complete on or before the later of (i) the date that occurs twelve (12) months after the date of discovery of the damage, and (ii) the date that occurs ninety (90) days after the expiration of the estimated period of time to substantially complete such restoration, as reasonably determined by Landlord’s contractor (the “Outside Restoration Date”), then Tenant shall have the additional right during the first five (5) business days of each calendar month following the Outside Restoration Date until such repairs are complete, to terminate this Lease by delivery of written notice to Landlord (the “Damage Termination Notice”), which termination shall be effective on a date specified by Tenant in such Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the date such Damage Termination Notice was delivered to Landlord. Notwithstanding anything to the contrary herein, Landlord may not terminate this Lease due to a casualty if Landlord actually intends to restore the damage. The dates set forth in this Section 11.2 shall not be extended by events of Force Majeure.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Property.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty percent (20%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, relocation costs, and the unamortized value of any improvements to the Premises made at Tenant’s expense, so long as such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be abated to the extent Tenant’s use of the Premises for its intended purpose has been diminished, as reasonably agreed by Landlord and Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the extent Tenant’s use of the Premises for its intended purpose has been diminished, as reasonably agreed by Landlord and Tenant. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease after the expiration of applicable notice and cure periods. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed $2,500.00 for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice and shall grant or withhold such consent within ten (10) business days following the date upon which Landlord receives a “complete” Transfer notice from Tenant (i.e., a Transfer Notice that includes all documents and information required pursuant to Section 14.1 of this Lease, above). Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Property;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) is negotiating with Landlord to lease space in the Property at such time, or (ii) has actively negotiated with Landlord during the five (5)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six- month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after first deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii) any brokerage commissions and attorney’s fees in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Transfer Notice, to recapture the Subject Space; provided that Landlord shall only be entitled to exercise such recapture right if (i) the size of the Subject Space exceeds sixty percent (60%) of the size of the Premises, and (ii) such proposed Transfer is for substantially all of the then remaining Lease Term (for purposes hereof, a sublease shall be deemed to be for substantially all of the then remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such sublease shall expire during the final nine (9) months of the Lease Term). Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein and the L-C Amount shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. However, if Landlord delivers a recapture notice to Tenant, Tenant may, within ten (10) days after Tenant’s receipt of such recapture notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Proposed Transfer. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof. A sale, issuance, or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other Transfer.

14.7 Occurrence of Default. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such sublessee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder beyond applicable notice and cure periods, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (C) an assignment of the Lease to an entity which is the resulting or surviving entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 or triggering Landlord’s rights under Section 14.3 or 14.4 (any such assignee or sublessee described in items (A) through (C) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least five (5) business days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (iii) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

14.9 Occupancy by Others. Furthermore, and notwithstanding any contrary provision of this Article 14, the Tenant shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of the Transfer Premium, but on not less than five (5) business days prior written notice to Landlord, to permit the occupancy of up to ten percent (10%) of the entire Premises in the aggregate, to any individual(s) with an ongoing business relationship with Tenant (other than the dual occupancy of the Premises). Such occupancy pursuant to this Section 14.9 shall include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no individual or entity shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (iii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants; and (iv) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord hereunder, casualties, condemnation, Hazardous Substances (other than those released or emitted by Tenant) and Alterations and other improvements Tenant is permitted to surrender, excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Upon receipt of a written request from Tenant, Landlord shall walk through the Premises with Tenant not less than sixty (60) days prior to the expiration date and identify any items existing at such time that must be restored.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate, prorated daily, equal to one hundred fifty percent (150%) times the Rent applicable during the last rental period of the Lease Term under this Lease. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Property, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Property. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Within ten (10) days following a request in writing by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a similar estoppel certificate. Not more than twice each calendar year during the Lease Term, if Tenant is in default under this Lease beyond applicable notice and cure periods, or if otherwise required in connection with a sale or financing of the Property, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall hold such statements confidentially, except it may provide such statements to its prospective lenders or purchasers and each or their agents so long as such entities and agents agree to hold such statements confidentially. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments within applicable notice and cure periods shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Property and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Property or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, trust deed or other encumbrances, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in a commercially reasonable form, which requires such Superior Holder to continue this Lease as a direct lease between Superior Holder, as landlord, and Tenant, as tenant, and not to disturb Tenant’s possession, which must include any Superior Holder’s obligation to perform the Core and Shell Work, fund the Tenant Improvement Allowance and to accept Tenant’s offset rights set forth herein (with respect to any Landlord default that first occurs, or continues to occur, after the date such Superior Holder takes possession of the Building, and Tenant may only offset amounts attributable to the period of time from and after the date such Superior Holder takes possession of the Building), so long as an event of default has not occurred and is continuing (a “SNDA”) executed by Landlord and the appropriate Superior Holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord represents to Tenant that there are not any Superior Holders as of the date of this Lease.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure is not cured within five (5) days after written notice from Landlord that said amount was not paid when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or

The notice periods provided herein are in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, in accordance with laws without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to (in each case to the extent reasonably allocable to the remaining Lease Term), brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No repairs, maintenance, appointment of a receiver to protect Landlord’s interests hereunder, or any other similar action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord’s Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the delivery of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises, and as result thereof it is commercially impractical for Tenant to use all or a portion of the remaining Premises (i.e., the portion of the Premises that Tenant is actually able to use), and if Tenant does not conduct its business from the remaining Premises or portion thereof, then for such time during which it is impractical for Tenant to conduct its business therein, the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall also be abated for the remaining Premises (or portion thereof) that Tenant does not use. If, however, Tenant reoccupies any portion of the Premises during such period, the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as expressly provided in this Section 19.5.2 or elsewhere in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, in each case within applicable notice and cure periods, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord concurrent with Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit H, running in favor of Landlord, drawn on a bank (the “Issuing Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion. As of the date of this Lease, Landlord hereby approves of JPMorgan Chase as the Issuing Bank.

21.2 In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1 Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building,

Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties but upon the written assumption by the transferee of Landlord’s obligations hereunder with respect to the L-C, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Issuing Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Issuing Bank’s transfer and processing fees in connection therewith.

21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section 21.2.2.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days after written notice thereof from Landlord, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5 Issuing Bank’s Financial Condition. If, at any time during the Lease Term, the Issuing Bank’s long term credit rating is reduced below the Credit Rating Threshold (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of Landlord’s reasonable attorneys’ fees to review any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.

021.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Issuing Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date and Tenant has not provided a replacement L-C that satisfies the requirements of this Article 21 within thirty (30) days prior to the expiration thereof, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder in each case beyond applicable notice and cure periods or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. If Landlord draws on the L-C pursuant to subpart (A) above, Landlord shall only draw on the L-C to the extent required to cure the default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Issuing Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 21.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (subject to applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease beyond applicable notice and cure periods. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, and (y) immediately after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Issuing Bank Placed Into Receivership. In the event the Issuing Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to require Tenant to provide a substitute L-C as provided in Section 21.2.5. In the event that Landlord draws upon the L-C solely due to Tenant’s failure to renew the L-C at least thirty (30) days before its expiration or provide a substitute L-C due to a Bank Credit Threat or Receivership, such failure shall not constitute a default hereunder and Tenant shall thereafter have the right to provide a substitute L-C that satisfies the requirements of this Lease, in which case, Landlord shall concurrently refund the proceeds of the draw. If Landlord improperly draws on the L-C, Tenant may offset against Rent the amounts improperly drawn.

21.7 Increase of L-C Amount. If the Premises is increased due to Tenant’s timely exercise of its rights under Section 1.3 (Expansion Space), or Section 1.4 (Recurring Right of Availability), then (A) the L-C Amount shall be increased by an amount equal to the total amount of Base Rent payable by Tenant for the applicable space expanding the Premises during the last twelve (12) months of the then Lease Term, and (B) Tenant shall, within three (3) business days after the date on which Landlord delivers possession of the applicable space expanding the Premises, in the required condition, tender to Landlord a new L-C or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in such increased L-C Amount; provided, however, notwithstanding anything set forth herein to the contrary, if, at the time Landlord delivers possession of such space to Tenant, Tenant delivers to Landlord evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the “L-C Reduction Conditions,” as that term is defined below, then in lieu of the increase in the L-C Amount set forth in sub-item (A), above, the L-C Amount shall be increased by an amount equal to the total amount of Base Rent payable by Tenant for the applicable space expanding the Premises during the last five (5) months of the then Lease Term.

21.8 Reduction of L-C Amount. The L-C Amount shall not be reduced during that period (the “Fixed Period”), commencing on the Lease Commencement Date and expiring on the fourth (4th) anniversary of the Rent Commencement Date, unless extended pursuant to the terms of this Section 21.8. The Fixed Period shall be automatically extended (without the necessity of notice to Tenant) by four (4) months upon Tenant’s second (2nd) failure to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, beyond applicable notice and cure periods, and shall be extended for an additional four (4) months upon each failure by Tenant thereafter. After the expiration of the Fixed Period (as the same may be extended pursuant to the immediately preceding sentence), provided that on or prior to the applicable Reduction Date, Tenant tenders to Landlord (a) evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the “L-C Reduction Conditions,” as that term is defined below, and (b) a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the applicable L-C Amount as of such Reduction Date, the L-C Amount shall be reduced to the following amounts:

Reduction Date*	L-C Amount
First (1st) day of the first (1st) calendar month following the month in which the Fixed Period expires (the “Burn Down Date”)	$7,000,000.00
First (1st) anniversary of the Burn Down Date	$5,730,000.00
Second (2nd) anniversary of the Burn Down Date	$4,460,000.00
Third (3rd) anniversary of the Burn Down Date	$3,190,000.00
Fourth (4th) anniversary of the Burn Down Date	$1,920,000.00
Fifth (5th) anniversary of the Burn Down Date	$650,000.00

*

The Reduction Dates set forth above shall be adjusted, if the Fixed Period is extended pursuant to the terms of this Section 21.8, to be the dates that are the number of months after the extended Fixed Period (for the initial Reduction Date) or the preceding Reduction Date (for Reduction Dates thereafter) determined by dividing the number of months remaining in the initial Lease Term following the extended Fixed Period by five (5). In addition, the L-C Amount set forth above with respect to each Reduction Date shall be proportionally increased to the extent the L-C Amount had been previously increased pursuant to the terms of Section 21.7, above.

If Tenant is allowed to reduce the L-C Amount pursuant to the terms of this Section 21.8, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction. For purposes of this Section 21.8, the “L-C Reduction Conditions” shall mean (i) that Tenant is not then in default under this Lease, and (ii) either (x) Tenant has achieved operating income for each of the preceding four (4) consecutive trailing quarters, or (y) Tenant’s operating loss for the preceding twelve (12) months combined is less than fifteen percent (15%) of its “Liquid Assets” (as that term is defined below) on the applicable Reduction Date. For purposes of this Lease, “Liquid Assets” shall mean all unrestricted cash and cash equivalents and settlement receivables (i.e., amounts owed from processors and settled within one (1) to three (3) business days), as determined pursuant to generally accepted accounting principles. In the event Tenant fails to deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the L-C Reduction Conditions prior to the applicable Reduction Date, or if Tenant fails to deliver a certificate of amendment to the existing L-C as required by this Section 21.8, then the L-C Amount shall not be reduced upon such applicable Reduction Date, but the terms of this Section 21.8 shall remain effective and the L-C Amount shall thereafter be reduced, to the amount applicable to such Reduction Date, on the date Tenant delivers to Landlord evidence reasonably satisfactory to Landlord demonstrating that Tenant then satisfies the L-C Reduction Conditions (provided that no such reductions shall be permitted in the event this Lease is terminated early as a result of a Tenant default).

ARTICLE 22

SECURITY DEPOSIT

To the extent Landlord holds the Termination Fee pursuant to Section 2.3 above, or Tenant ever deposits with Landlord a cash security deposit (the “Security Deposit”) as security for the faithful performance by Tenant of all of its obligations under this Lease, the terms of this Article 22 shall apply. If Tenant defaults with respect to any provisions of this Lease beyond notice and cure periods, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law only to the extent the same (i) establishes the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the subject premises. Tenant acknowledges and agrees that (a) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 22, above, and (b) rather than be so limited, Landlord may claim from the Security Deposit (1) any and all sums expressly identified in this Article 22, above, and (2) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 23

SIGNS; ROOF RIGHTS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Property, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s commercially reasonable Building standard signage program.

23.3 Lobby Signage. Throughout the Lease Term, as the same may be extended, Tenant (including any assignee of this Lease pursuant to an assignment approved by Landlord or pursuant to a transaction that did not require Landlord’s consent), at Tenant’s sole cost and expense, shall have the non-exclusive right to install, repair and maintain its name and/or logo in the podium ground floor lobby. If at any time Tenant leases the entire space within the podium portion of the Building, the rights described in the immediately preceding sentence and the podium elevator lobby shall be exclusive to Tenant and the podium elevator lobby shall be for Tenant’s exclusive use. Any such installation, repair and/or maintenance shall be subject to compliance with Applicable Laws and Landlord’s prior approval as to the shape, size and location (provided such lobby sign shall be visible from the main lobby of the Building) of any such signs, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be entitled to transfer its podium ground floor lobby signage right to a “Permitted Subtenant” (as that term is defined in Section 23.5, below).

23.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in Section 23.5, Tenant may not install any signs on the exterior or roof of the Property or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.5 Exterior Signage. Throughout the Lease Term, as the same may be extended, provided that Tenant satisfies the applicable Minimum Signage Threshold Tenant (including any assignee of this Lease pursuant to an assignment approved by Landlord or pursuant to a transaction that did not require Landlord’s consent), at Tenant’s sole cost and expense, shall have the right to install, repair and maintain (i) its name and logo on any monument sign installed by Landlord and associated with the Building (provided that Tenant hereby acknowledges and agrees that no monument sign exists as of the date of this Lease, and Landlord has no obligation to install any monument sign for the Building until it receives City approval thereof; provided further that if Landlord does not install a monument sign on or before the Rent Commencement Date, then Tenant shall have the right to install, at Tenant’s sole cost and expense, a way-finding eyebrow or blade sign, with Tenant’s logo, near the main entrance to the Building), and (ii) its logo to the helicopter pad of the Building, and (iii) either one (1) building top sign on the tower portion of the Building, or one (1) vertical sign on the side of the tower portion of the Building, which exterior sign may be Tenant’s name and/or logo. Landlord shall work with Tenant to obtain City approval of such signs. Any such installation, repair and/or maintenance shall be subject to compliance with Applicable Laws and Landlord’s prior approval as to the shape, size and location of any such signs, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of the signage shown on Exhibit O, and Landlord agrees that such Building sign may be back-lit. The term “Minimum Signage Threshold”) shall mean the Original Tenant and/or its Permitted Transferee Assignee shall, in the aggregate, lease no less than 200,000 rentable square feet of the Building (including space that Tenant has committed to lease, such as the Must-Take Space) even if Lease has not yet commenced as to such space. Landlord acknowledges that the Minimum Signage Threshold is intended to impose an obligation on Tenant to lease and pay Rent with respect to a minimum amount of space in the Building, but is not intended to impose any requirement on Tenant to occupy space in the Building. Landlord shall be entitled to grant exterior signage rights to other tenants in the Building; provided, however, Landlord shall not be entitled to grant rooftop signage rights or exterior signage on the podium or tower portion of the Building to any other entity except (x) another Building tenant that leases more than 200,000 rentable square feet in the Building, and (y) another Building tenant that leases retail space on the first (1st) floor of the Building, in which case such exterior signage rights shall be limited to signs on the street level floor of the podium portion of the Building and shall be located above the applicable retail tenant. Tenant shall be entitled to transfer its exterior signage rights to its “Permitted Subtenants” (as that term is defined below). For purposes of this Lease, the term “Permitted Subtenant” shall mean any subtenant of the Tenant that, pursuant to a sublease approved by Landlord pursuant to Article 14 above (or which did not require Landlord’s consent pursuant to Section 14.8, above), (i) occupies a portion of the Premises no less than 75,000 rentable square feet, and (ii) subleases such portion of the Premises for a term of no less than a two (2) years.

23.6 Name Change. If Tenant changes its name at any time, Tenant shall have the right, at Tenant’s cost, to make such changes to its signage as necessary to reflect the changed name, and may modify or change existing signs to do so. To the extent Tenant desires to change the name and/or logo set forth on new or existing signs, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Property, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). Objectionable Name shall also include the name of a “Bank Objectionable Institution,” as that term is defined below, for so long as Landlord is bound by such restriction in its lease with the Bank. As used herein, a “Bank Objectionable Institution” shall mean any entity which performs one or more of the following activities: (a) operation of a commercial bank, savings bank, savings and loan association, credit union, a mutual or thrift association or any other institution that accepts deposits of money, (b) operation of any sort of automated teller machine or cash dispensing machine (an “ATM”), and (c) operation of a cash vault facility. Notwithstanding anything set forth in this Lease to the contrary, in no event shall the name “Square, Inc.” or any reasonable derivation thereof, be deemed an Objectionable Name, and, with respect to the Original Tenant only, in no event shall any name containing “Square” be deemed the name of a Bank Objectionable Institution. In the event of a Transfer, such Transferee shall have the right to continue to use the signage installed by Tenant, including the logo and colors utilized by Tenant prior to the date of such Transfer.

23.7 Building Directory. Tenant shall have the right, at no charge to Tenant, to have Tenant’s name entered into Landlord’s directory in the lobby of the Building.

23.8 Roof Rights.

23.8.1 Right to Install Equipment. Throughout the Lease Term, as the same may be extended, subject to Landlord’s reasonable approval and the terms of this Section 23.8, Tenant shall have the non-exclusive right, at no additional cost to install, repair, maintain (including access thereto) and replace on any of the roofs of the Building (but any new installation may only be installed on the podium roof), one (1) satellite dish, television or communications antenna or facility, related receiving or transmitting equipment, related cable connections and any and all other related or similar equipment (collectively, the “Communications Equipment”) and supplemental HVAC and other system infrastructure (collectively with the Communications Equipment, the “Equipment”), for use in connection with Tenant’s business within the Premises, in a location mutually acceptable to both Landlord and Tenant; provided, however, any installation shall be performed pursuant to this Section 23.8, and it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would (i) require the use by Tenant of more than Tenant’s Share of the usable portion of the roof, as reasonably determined by Landlord, and (ii) interfere with the Landlord’s or any other tenant’s use, operation, repair and/or maintenance of then-existing equipment and systems installed on the roof. Without having to pay any rental or license fees therefor, Tenant may also use the Building’s risers, conduits and towers for purposes of installing cabling from the Equipment to the Premises in the interior of the Building. Tenant may not license, assign or sublet the right to use any of such Equipment or roof space, other than to Transferees permitted under Article 14, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding any provision set forth in the Lease, Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) obtaining, as applicable, and maintaining all permits or other governmental approvals required in connection with the Equipment, (ii) repairing and maintaining and causing the Equipment to comply with all Applicable Laws, and (iii) the removal of the Equipment and all associated wiring promptly following the expiration or earlier termination of this Lease (and the repair of all affected areas to the condition existing prior to the installation thereof). In no event shall Tenant permit the Equipment to interfere with the Building Systems or any other communications equipment at the Building.

23.8.2 Right of Use. Landlord may grant to others the right to use any of the roofs or exterior portions of the Building or the parking facilities (for other than parking purposes), provided that such installations do not materially interfere with any existing then Equipment of Tenant.

23.8.3 Installation, Maintenance, Operation and Removal of Communications Equipment. Landlord shall cause its telecommunications rooftop management company (the “TRMC”) to install, repair, maintain and replace the Communications Equipment at Tenant’s sole cost and expense. Tenant shall have access to the Communications Equipment at all times, subject to any reasonable restrictions of Landlord. Any installation and maintenance of Communications Equipment shall be completed by TRMC in accordance with all Applicable Laws. Tenant shall be permitted from time to time to alter its Communications Equipment in connection with technological upgrades or changes in Tenant’s technological or communications requirements, subject to the terms of this Article 23. Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, and removal of the Communications Equipment, and all costs and expenses associated with repairing damage to the roof caused by Tenant, its employees or agents, including, but not limited to, any and all costs related to ensuring that any roof warranties for the Building are not terminated or negated in any way by reason of any such installations or by repair and maintenance of such facilities, but in no event shall Tenant be obligated to pay Landlord or the TRMC any rental or license fees for any area(s) on which the Communications Equipment shall be located. Notwithstanding anything to the contrary contained in this Article 23, in the event of an emergency, Landlord shall have the right, in its sole and absolute discretion, to (or cause TMRC to) repair, maintain, or replace the Communications Equipment, as Landlord deems necessary or appropriate, without prior notice to Tenant so long as TRMC charges a market competitive price for such repair, maintenance or replacement. No portion of any of the roof space shall be included in or designated as part of the Premises.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements for the SOMA area, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal and customary business office improvements for the SOMA area, or triggered by Tenant’s use of the Premises for non- general office use in the SOMA area. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Notwithstanding anything to the contrary in this Lease, including Section 10.2, to the extent required in order for Tenant to obtain a certificate of occupancy, or its legal equivalent, or legally occupy the Premises for normal and customary office use, or to the extent required in order for Tenant to pull a construction permit or to otherwise comply with the requirements of the applicable permitting authority, Landlord (rather than Tenant) shall comply with all Applicable Laws or American Insurance Association’s or any similar body’s requirements relating to the Base Building, except to the extent such compliance is triggered by (a) Tenant’s particular use of the Premises for other than normal and customary business office use in the SOMA area, assuming an office occupancy density no greater than one (1) person for any one hundred twenty-five (125) rentable square feet, or (b) Tenant’s construction of Alterations or Tenant Improvements in the Premises that are not normal and customary office improvements in the SOMA area, assuming an office occupancy density no greater than one (1) person for any one hundred twenty-five (125) rentable square feet, in which case compliance with such Applicable Laws shall be the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7 above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by Applicable Law. Notwithstanding the foregoing, before assessing a late charge or late interest the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) subject to Section 29.21, sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

27.1 In General. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or to current or prospective mortgagees, ground or underlying lessors or insurers, or, during the last ten (10) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) repair the Premises or the Building, or for structural repairs to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any reasonable time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures. Landlord shall use commercially reasonable efforts to promptly complete any work to be performed pursuant to any such entry.

27.2 Mechanical Penthouse; Satellite Dishes and Telecommunications Rooms. In addition to the rights of Landlord set forth in Section 27.1, notwithstanding anything to the contrary set forth in this Lease, Landlord and its agents, including without limitation, the Building’s engineers and their contractors and employees, shall have the right to enter the 9th floor of the Building and/or the Outdoor Terraces in order to access those engineering rooms, satellite dishes and telecommunications rooms accessible from the 9th floor of the Building and/or the South Outdoor Terrace, as the case may be, as depicted on Exhibit L attached to this Lease (collectively, as such areas to be known as the “Mechanical Penthouse”). Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes.Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to access the Mechanical Penthouse. Any entry into the Premises and/or the South Outdoor Terrace by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of

Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Notwithstanding the foregoing, any access under this Section 27.2 shall be subject to the terms of Section 27.1, shall be only pursuant to a path of travel reasonably agreed upon by Landlord and Tenant and shall be limited to employees of Landlord and its agents, including its engineers and sub-engineers, with a need to access the Mechanical Penthouse.

ARTICLE 28

TENANT PARKING

Subject to the terms of this Article 28, Tenant shall have the right to rent from Landlord, commencing on the Rent Commencement Date, the amount of unreserved parking passes set forth in Section 9 of the Summary (of which up to five (5) may be converted to reserved parking passes), on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Property parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes; provided, however, during the first year of the Lease Term following the Rent Commencement Date only, Tenant shall be entitled to rent the unreserved parking passes at a rate of One Hundred Fifty and 00/100 Dollars ($150.00) per unreserved parking pass per month; and provided, further, that thereafter, the prevailing rate charged by Landlord shall be subject to market rate increases consistent with the parking rates being charged by landlords of Comparable Buildings in the Mid-Market/Civic Center Area. The foregoing parking rates may only be utilized by Tenant, its Permitted Transferee Assignees and any other assignee, sublessee, or transferee of the Tenant’s interest in this Lease. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant may change the number of parking passes rented pursuant to this Article 28 upon thirty (30) days prior written notice to Landlord; provided that notwithstanding any contrary provision of this Lease, if Tenant elects to rent less than all of the unreserved parking passes at any time during the Lease Term, then Tenant’s right to again increase the number of parking passes that it elects to rent under this Lease shall be subject to availability (as determined by Landlord in its reasonable discretion); and provided, further, that in no event shall Tenant be entitled to rent more than the amount and type of parking passes allocated to Tenant as set forth in Section 9 of the Summary during the Lease Term. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are reasonably prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. So long as the same do not unreasonably interfere with Tenant’s parking rights, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Property parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Property parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant, except in connection with a Transfer of the Premises pursuant to Article 14 of this Lease, without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. If Landlord adds a parking valet, Tenant shall have the right to use such valet’s services at the rate established by Landlord for the Building. In addition, if Landlord expands the parking area, Tenant shall have the right to its proportionate share of such additional spaces.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, for a reasonable time period, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Property require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder or interfere with Tenant’s use or operation of the Premises, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Property or Building and in this Lease, and Tenant agrees that in the event of any such transfer, provided the assignee assumes in writing all Landlord’s obligations hereunder, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder accruing after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant; provided, however, at Tenant’s request, Landlord and Tenant shall execute a short form memorandum hereof in the form attached hereto as Exhibit Q, and Tenant shall have the right to record such short form memorandum.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. If a default by Tenant exists beyond applicable notice and cure periods, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Property or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), including any condemnation, rental, sales or insurance proceeds received by Landlord in connection with the Property, Building or Premises. None of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity or loss of goodwill, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Property.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor (including, without limitation, inability due to any Bank-ordered shut-down of all work in the Building), governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this

Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure but shall not delay any of Tenant’s rent abatement or termination rights set forth herein.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Hudson 1455 Market, LLC

11601 Wilshire Boulevard, Suite 1600

Los Angeles, California 90025

Attention: Mr. Howard Stern

and

Allen Matkins Leck Gamble Mallory & Natsis

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after Landlord’s request, deliver to Landlord satisfactory evidence of such authority.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), other than Wixen Real Estate Services, which is a subcontractor of, and will be compensated solely by, Custom Spaces Commercial Real Estate, and Tenant’s indemnity obligation to Landlord as set forth in this Section 29.24, below, shall expressly apply, without limitation, to any claims from Wixen Real Estate Services, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the commission, if any, owing to the Brokers in connection with the execution of this Lease pursuant to the terms of a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Property or Building Name and Signage. Landlord shall have the right at any time to change the name of the Property or Building and, subject to Section 23.5, to install, affix and maintain any and all signs on the exterior and on the interior of the Property or Building as Landlord may, in Landlord’s reasonable discretion, desire. Tenant shall not use the name of the Property or Building or use pictures or illustrations of the Property or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Intentionally Omitted.

29.29 Transportation Management. So long as the same do not unreasonably interfere with Tenant’s use of the Premises or materially increase Tenant’s costs, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Property, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Landlord shall use commercially reasonable efforts to complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises, and, subject to the foregoing, Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Laws for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any third party claims or demands, asserted against Landlord, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Property in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable amount of space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove any existing unused Lines installed by Tenant and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines installed by Tenant and located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33 Development of the Property.

29.33.1 Subdivision. So long as the same does not unreasonably interfere with Tenant’s use of the Premises, Landlord reserves the right to further subdivide all or a portion of the Property. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.33.2 The Other Improvements. If portions of the Property or property adjacent to the Property (collectively, the “Other Improvements”) are owned by an entity other than Landlord, so long as the same does not unreasonably interfere with Tenant’s use of the Premises, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Property and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Property and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Property, and (iv) for the use or improvement of the Other Improvements and/or the Property in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Property. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Property or any other of Landlord’s rights described in this Lease.

29.33.3 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Property and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. So long as the same does not unreasonably interfere with Tenant’s use of the Premises, Tenant hereby waives any and all rent offsets (except as specifically set forth in Section 19.5.2 of this Lease) in connection with such construction. Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

29.34 Patriot Act and Executive Order 13224. Tenant represents, warrants and covenants that, to Tenant’s knowledge, each party that (other than through the passive ownership of interests) constitutes, owns, controls, is not, and at no time during the Lease Term will be, (i) in violation of any applicable laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

29.35 Green Cleaning/Recycling Program. Tenant shall reasonably cooperate if and to the extent Landlord implements a green cleaning program and/or recycling program for the Property, and hereby agrees that the reasonable costs associated with any such green cleaning and/or recycling program shall be included in Operating Expenses.

29.36 Asbestos Notifications. Landlord has advised Tenant that there is asbestos- containing material (“ACM”) in the Building. Attached hereto as Exhibit M is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 et. seq. and Section 25359.7 of the California Health and Safety Code.

29.37 Cooperation. Landlord and Tenant shall use commercially reasonable efforts and cooperate with each other in good faith, at Tenant’s request to (i) cause the Mayor of San Francisco to extend that certain “Payroll Tax Exclusion Zone” to include the Building at no cost to Landlord; and (ii) develop and implement a shuttle service to and from CalTrain for tenants of the Building at no cost to Landlord. Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of either event described above actually occurring. In the event the Payroll Tax Exclusion Zone is not extended to include the Building, and/or the parties are not able to develop and/or implement a shuttle service, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

29.38 Approvals. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

HUDSON 1455 MARKET, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P., a Maryland limited partnership
Its:	Sole Member

By:	Hudson Pacific Properties, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

TENANT:

SQUARE INC., a Delaware corporation

By:	Name:
Title:

By:	Name:
Title:

PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

EXHIBIT C

CONFIRMATION OF COMMENCEMENT DATE AGREEMENT

THIS CONFIRMATION OF COMMENCEMENT DATE AGREEMENT (this “Agreement”) is made as of _______, 2019 between Square, Inc., a Delaware corporation (“Sublessor”), and Reddit, Inc., a Delaware corporation (“Sublessee”).

Sublessor and Sublessee have entered into that certain Sublease dated _______, 2019 (the “Sublease”), in which Sublessor leased to Sublessee and Sublessee leased from Sublessor certain premises located in that certain building commonly known as 1455 Market Street, San Francisco, California, as such Subleased Premises are more particularly defined in the Sublease. Capitalized terms used in this Agreement but not defined herein shall have the meanings given them in the Sublease.

Pursuant to Paragraph 3.A of the Sublease, Sublessor and Sublessee hereby confirm that the Commencement Date under the Sublease is __________, 2019.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Sublessor:	SQUARE, INC.,
a Delaware corporation

By:
Name:
Its:

Sublessee:	REDDIT, INC.,
a Delaware corporation

By:
Name:
Its:

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